Exhibit 2

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

AMONG

MIH INTERNET SEA PRIVATE LIMITED,

MIH B2C HOLDINGS B.V.,

AND

CTRIP.COM INTERNATIONAL, LTD.,

Dated as of April 26, 2019

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Cooperation Agreement
Exhibit C	Form of Amendment to Rights Agreement
Exhibit D	Form of Public Announcements
Exhibit E	Form of Transfer of Shares
Schedule 2.01(b)(xiii)	Indian Tax Documents
Schedule 3.03(b)	Seller Contractual Obligations
Schedule 4.03	Purchaser Contractual Obligations
Schedule 10	Indemnification Procedures for Withholding Tax Indemnity

GLOSSARY OF DEFINED TERMS

Definition	Location of Defined Terms

Acquisition	Section 1.01
Action	Section 10.04(b)
affiliate	Section 10.04(b)
Agreement	Preamble
Amendment to the Rights Agreement	Section 2.01(b)(xii)
Anti-Corruption Laws	Section 4.12
Applicable Contract	Section 10.04(b)
Approval	Section 6.01(a)
Articles of Association	Section 10.04(b)
Attachment Notice	Section 10.04(b)
Attachment Order	Section 10.04(b)
Bankruptcy Exceptions	Section 10.04(b)
Big Four Accounting Firm	Section 10.04(b)
Board	Section 10.04(b)
business day	Section 10.04(b)
Capital Stock	Section 10.04(b)
CCI	Section 3.03(c)
Change of Control	Section 10.04(b)
Claims	Section 8.05(a)
Class B Shares	Recitals
Closing	Section 2.01(a)
Closing Date	Section 2.01(a)
Company	Recitals
Company Business Material Adverse Effect	Section 10.04(b)
Company ESOP Plan	Section 10.04(b)
Company Event Notice	Section 6.04(a)
Company Material Adverse Effect	Section 10.04(b)
Company Party	Section 10.04(b)
Company Representation Breach	Section 6.02(d)
Company Representation or Warranty	Section 10.04(b)
Company SEC Reports	Article III
Company Share Incentive Plan	Section 10.04(b)
Competition Act	Section 3.03(c)
Confidentiality Agreement	Section 10.04(b)
Consent	Section 10.04(b)
Constitution	Section 3.01(c)
Contract	Section 10.04(b)
control	Section 10.04(b)
controlled by	Section 10.04(b)
Cooperation Agreement	Section 2.01(b)(xi)

v

Definition	Location of Defined Terms

Counterparty	Section 10.04(b)
D&O Insurance	Section 5.05(b)
Deductible	Section 8.07(a)
Deposit Agreement	Section 10.04(b)
Direct Claim	Section 8.04(b)
Event	Section 10.04(b)
Exchange Act	Section 10.04(b)
Existing D&O Policy	Section 5.05(b)
GAAP	Section 10.04(b)
Governmental Entity	Section 10.04(b)
Governmental Order	Section 10.04(b)
ICC Arbitration Rules	Section 10.04(b)
Indemnified Person	Section 5.05(a)
Indemnitee	Section 8.04(a)
Indian Investee	Section 10.04(b)
Indian Tax Year	Section 10.04(b)
Injunctive Order	Section 10.04(b)
Investor Rights Agreement	Section 10.04(b)
IT Act	Section 10.04(b)
Judgment	Section 10.04(b)
Knowledge of Purchaser	Section 10.04(b)
Knowledge of Seller	Section 8.10(b)
Law	Section 10.04(b)
Legal Restraints	Section 6.01(b)
Lien	Section 10.04(b)
Losses	Section 10.04(b)
Monsoon Transaction Agreement	Section 10.04(b)
NASDAQ	Section 10.04(b)
Naspers Limited	Section 10.04(b)
Naspers Subsidiary	Section 10.04(b)
Non-Indian Antitrust Laws	Section 5.01(b)
Ordinary Sale Shares	Recitals
Ordinary Shares	Recitals
Organizational Documents	Section 10.04(b)
Outside Date	Section 7.01(a)(iv)
PAN Substitute	Section 10.04(b)
Permit	Section 10.04(b)
Permitted Purchaser Transferee	Section 5.10(b)
Permitted Seller Transferee	Section 5.09(b)
person	Section 10.04(b)
Person	Section 10.04(b)
Proceeding	Section 10.04(b)
Purchaser ADSs	Section 10.04(b)
Purchaser Common Shares	Section 10.04(b)
Purchaser Convertible Notes	Section 10.04(b)

Definition	Location of Defined Terms

Purchaser Group Companies	Section 10.04(b)
Purchaser Material Adverse Effect	Section 10.04(b)
Purchaser SEC Reports	Section 4.10(a)
Purchaser Share Issuance	Section 1.01
Purchase Shares	Section 1.01
Purchaser	Preamble
Purchaser Fundamental Representations	Section 10.04(b)
Purchaser Indemnitee	Section 8.02(a)
Purchaser Lock-Up Period	Section 5.10(a)
Purchaser Share Consideration	Section 1.01
Registration Rights Agreement	Section 2.01(b)(x)
Released Matters	Section 5.06
Released Party	Section 5.06
Releasing Party	Section 5.06
Resigning Directors	Section 2.01(b)(vi)
Right	Section 10.04(b)
Rights Agreement	Section 2.01(b)(xiii)
Rules	Section 10.04(b)
Sale Shares	Recitals
SEC	Section 10.04(b)
Securities Act	Section 3.06(a)
Seller	Preamble
Seller Conduct Notice	Section 10.04(b)
Seller Fundamental Representations	Section 10.04(b)
Seller Guarantor	Preamble
Seller Indemnitee	Section 8.03(a)
Seller Lock-Up Period	Section 5.09(a)
Seller Material Adverse Effect	Section 10.04(b)
subsidiary	Section 10.04(b)
Tax	Section 10.04(b)
Tax Deposit	Section 10.04(b)
Tax Deposit Period	Section 10.04(b)
Tax Return	Section 10.04(b)
Taxes	Section 10.04(b)
Taxing Authority	Section 10.04(b)
Terms of Issue	Section 3.08
Third-Party Claim	Section 8.04(a)
Third-Party Claim Notice	Section 8.04(a)
Transaction Agreements	Section 10.04(b)
Transaction Tax	Section 10.04(b)
Transaction Tax Claim	Section 10.04(b)
Transaction Tax Indemnifying Notice	Section 10.04(b)
Transaction Tax Proceeding	Section 10.04(b)
Transfer Taxes	Section 5.02
TRC Residual Period	Section 5.13

Definition	Location of Defined Terms

under common control with	Section 10.04(b)
WHT Opinion	Section 6.02(e)

SHARE PURCHASE AGREEMENT dated as of April 26, 2019 (this “Agreement”), by and among MIH INTERNET SEA PRIVATE LIMITED, a limited liability company organized under the laws of Singapore (the “Seller”), MIH B2C HOLDINGS B.V., a private limited liability company organized under the laws of The Netherlands (the “Seller Guarantor”) and CTRIP.COM INTERNATIONAL, LTD., a company incorporated in the Cayman Islands (the “Purchaser”).

WHEREAS, Seller holds 1,130,556 (the “Ordinary Sale Shares”) ordinary shares, $0.0005 par value per share (the “Ordinary Shares”), and 42,638,206 Class B convertible ordinary shares, par value $0.0005 per share (the “Class B Shares” and, together with the Ordinary Sale Shares, the “Sale Shares”), of MakeMyTrip Limited, a limited liability company organized under the laws of Mauritius (the “Company”).

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all the Sale Shares in consideration of the issuance and delivery to Seller by Purchaser of the Purchaser Share Consideration (as defined in Section 1.01).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

The Acquisition

SECTION 1.01.                                   The Acquisition.  On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.01), (a) Seller shall sell, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the right, title and interest in and to the Sale Shares, free and clear of all Liens, other than those arising under applicable securities Laws, contained in the Company’s Organizational Documents or resulting from the actions of Purchaser or its affiliates (the “Acquisition”), and (b) in consideration of the Acquisition, Purchaser shall issue and deliver to Seller, and Seller shall purchase, acquire and accept from Purchaser, all of the right, title and interest in and to the Purchaser Share Consideration, free and clear of all Liens, other than those arising under applicable securities Laws or as a result of the actions of Seller (the “Purchaser Share Issuance”).  The term “Purchaser Share Consideration” means 4,108,831 Purchaser Common Shares (such number of Purchaser Common Shares, the “Purchase Shares”), based on the agreed upon value of $43.01 per Purchaser Common Share and $32.30 per Sale Share.

ARTICLE II

Closing and Purchaser Share Consideration

SECTION 2.01.                                   Acquisition Closing.  (a)  The closing of the Acquisition and the Purchaser Share Issuance (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, One Ropemaker Street, London at 9:00 a.m. (London time) on the third business day following the satisfaction (or, to the extent permitted by applicable Law, the written waiver) of the conditions set forth in Section 6.01, or, if on such day any other condition set forth in Article VI has not been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (or, to the extent permitted by applicable Law, waived in writing by the party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (or, to the extent permitted by applicable Law, waived in writing by the party entitled to the benefit thereof), or on such other date as may be agreed to by Seller and Purchaser.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)                     At the Closing:

(i)                         Purchaser shall deliver to Seller certificates representing the Purchaser Share Consideration;

(ii)                      Seller shall deliver to Purchaser the Sale Shares;

(iii)                   Seller shall deliver, or cause to be delivered, to Purchaser certificates representing the Class B Shares;

(iv)                  Seller and Purchaser, as applicable, shall deliver or cause to be delivered to each other instruments of transfer, substantially in the form of Exhibit E hereto, as reasonably required to transfer the Sale Shares and the Purchase Shares in compliance with the Company’s Organizational Documents or the Purchaser’s Organizational Documents, as applicable;

(v)                     Purchaser shall deliver to Seller a certified true copy of the register of members of Purchaser as of the Closing reflecting Seller’s ownership of the Purchase Shares, duly certified by the registered office provider of Purchaser;

(vi)                  Seller shall deliver to Purchaser resignation and release letters duly signed by each person nominated by Seller (the “Resigning Directors”), effective as of the Closing, in respect of all directorships with the Company or any subsidiary of the Company held thereby;

(vii)               Purchaser shall provide evidence of the appointment of one representative of Seller to serve as the Shareholder Representative (as defined in the Cooperation Agreement) on the board of directors of Purchaser on the terms provided for in the Cooperation Agreement (as defined in Section 2.01(b)(xi));

(viii)            Seller shall deliver to Purchaser the certificate required to be delivered by Seller on or prior to the Closing Date pursuant to Section 6.02;

(ix)                  Purchaser shall deliver to Seller the certificate required to be delivered by Purchaser on or prior to the Closing Date pursuant to Section 6.03;

(x)                     Purchaser shall deliver, or cause to be delivered, to Seller, and Seller shall deliver, or cause to be delivered, to Purchaser, a duly executed counterpart of the registration rights agreement relating to the Purchase Shares (the “Registration Rights Agreement”) substantially in the form of Exhibit A hereto;

(xi)                  Purchaser shall deliver, or cause to be delivered, to Seller, and Seller shall deliver, or cause to be delivered, to Purchaser, a duly executed counterpart of the cooperation agreement (the “Cooperation Agreement”) substantially in the form of Exhibit B hereto;

(xii)               Purchaser shall deliver, or cause to be delivered, to Seller, a duly executed amendment to the Rights Agreement dated as of November 23, 2007 between Purchaser and The Bank of New York, as Rights Agent, as amended (“Rights Agreement”), in the form attached hereto as Exhibit C (“Amendment to the Rights Agreement”); and

(xiii)            Seller shall deliver to Purchaser the Tax documents set forth on Schedule 2.01(b)(xiii).

(c)                      Seller and Purchaser agree that all of the actions and deliveries set out in this Section 2.01 made or performed at the Closing shall be deemed to have been made or performed simultaneously and that each such action and delivery shall require all other actions and deliveries to be completed in order to constitute Closing.

SECTION 2.02.                                   Certain Adjustments.  Notwithstanding anything in this Agreement to the contrary, if, after the date hereof and prior to the Closing, the number of outstanding Purchaser Common Shares, Purchaser ADSs, Class B Shares or Ordinary Shares, in each case as of the date hereof, shall have been or will be changed into a different number of shares or a different class or security by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, consolidation, split-up, combination, sub-division, exchange, readjustment or otherwise, then the terms of this Agreement shall be appropriately adjusted to provide each of Purchaser and Seller the same economic effect as contemplated by this Agreement.  Nothing in this Section 2.02 shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

SECTION 2.03.                                   Withholding.  If either (a) Seller obtains and delivers to Purchaser the WHT Opinion or (b) Seller has not obtained or delivered the WHT Opinion, but Purchaser has waived in writing the condition with respect thereto in Section 6.02(e), Purchaser shall not, and shall cause its affiliates not to, make any deduction, withholding or payment to any Governmental Entity on account of a deduction or withholding with respect to the Purchaser Share Consideration delivered in the Acquisition.

ARTICLE III

Representations and Warranties Regarding Seller and Company

Except as disclosed in the reports, schedules, forms, statements and other documents filed with or furnished to the SEC by the Company pursuant to the Securities Act or the Exchange Act since January 1, 2016 (the “Company SEC Reports”), and prior to the date hereof (other than any risk factor disclosure (other than any statements of fact or other statements that are not forward-looking and cautionary in nature) in any such Company SEC Reports contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Company SEC Reports), Seller represents and warrants to Purchaser as of the date of this Agreement and as of Closing as follows:

SECTION 3.01.                                   Organization.  (a)  Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as presently conducted.

(b)                     True, complete and correct copies of the certificate or articles of incorporation and bylaws or comparable organizational documents of Seller, as in effect on the date hereof, have been provided to Purchaser on or prior to the date hereof.

(c)                      A true, complete and correct copy of the constitution of the Company (the “Constitution”), as in effect on the date hereof, has been provided to Purchaser on or prior to the date hereof.

SECTION 3.02.                                   Company Capitalization.  To the Knowledge of Seller, as of March 31, 2019, except as would otherwise be immaterial to the capitalization of the Company, (i) the stated capital of the Company was $2,025,372,772.86, comprising 60,303,845 Ordinary Shares and 42,638,206 Class B convertible ordinary shares, with a par value of $0.0005 each, (ii) no Ordinary Shares or Class B convertible ordinary shares were held by the Company in its treasury and by any subsidiary of the Company, (iii) 17,839 Ordinary Shares were subject to outstanding options to acquire Ordinary Shares under the Company ESOP Plan and (iv) 9,448,304 Ordinary Shares were reserved and available for issuance pursuant to the Company Share Incentive Plan (5,734,826 of which Ordinary Shares were subject to outstanding restricted stock units representing the right to receive Ordinary Shares thereunder).  To the Knowledge of Seller, all outstanding Ordinary Shares and Class B convertible ordinary shares of the Company have been duly authorized, validly issued, fully paid and non-assessable and are not subject to, or issued in violation of, any preemptive right (other than as set forth in the Terms of Issue) or other anti-dilutive right, purchase option, call option, right of first refusal, subscription right, transfer restriction or any similar right under any provision of applicable Law, the Company’s Organizational Documents or any Contract to which the Company or any affiliate thereof is a party or otherwise bound.  As of the date hereof, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Ordinary Shares or Class B convertible ordinary shares may vote.

SECTION 3.03.                                   Authority; Non-contravention.  (a)  Seller has the requisite power and authority to execute, deliver and perform the Transaction Agreements, to consummate the transactions contemplated thereby and to comply with the provisions thereof.  The execution, delivery and performance of the Transaction Agreements by Seller, the consummation by Seller of the transactions contemplated thereby and the compliance by Seller with the provisions thereof have been duly authorized by all necessary corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to execute, deliver and perform the Transaction Agreements, to consummate the transactions contemplated thereby and to comply with the provisions thereof.  Other than as obtained prior to the execution of this Agreement, no affirmative vote or consent of holders of any class or series of Capital Stock of Seller is necessary to approve the Transaction Agreements or consummate any of the transactions contemplated thereby.  This Agreement has been duly executed and delivered by Seller and the Registration Rights Agreement and the Cooperation Agreement will be duly executed and delivered by Seller at the Closing and, assuming due authorization, execution and delivery by Purchaser, the Transaction Agreements constitute or will constitute, as applicable, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited by the Bankruptcy Exceptions.

(b)                     Except as may result from any facts or circumstances related solely to Purchaser or its affiliates, the Company or the Company’s subsidiaries, the execution, delivery and performance of the Transaction Agreements by Seller, the consummation by Seller of the transactions contemplated thereby and the compliance by Seller with the provisions thereof do not and will not conflict with, or result in any violation or breach of, or default (or any event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Seller under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) Seller’s Organizational Documents, (ii) any Contract (other than the provisions of the Monsoon Transaction Agreement described on Schedule 3.03(b)) to which Seller is a party or any of its properties or assets is subject or (iii) subject to the governmental filings, consents and other matters referred to in Section 3.03(c), any Law or Judgment, in each case applicable to Seller or any of its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that have not had and would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Acquisition, the Purchaser Share Issuance and the other transactions contemplated hereby or (y) have, individually or in the aggregate, a Seller Material Adverse Effect.

(c)                      Except as may result from any facts or circumstances related solely to Purchaser or its affiliates, the Company or the Company’s subsidiaries, no Consent of, or filing or submission with, any Governmental Entity is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of the Transaction Agreements by Seller, the consummation by Seller of the transactions contemplated thereby or the compliance by Seller with the provisions thereof, other than (i) compliance with and filings under the Indian Competition Act of 2002, as amended (the “Competition Act”), including any filings with the Competition Commission of India (the “CCI”), and any other filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required, if any, under any Non-Indian Antitrust Laws (as defined in Section 5.01(b)), (ii) under any applicable international, federal or state securities or “blue sky” Laws, (iii) compliance with and filings under the Exchange Act, (iv) any required notifications to the Financial Services Commission of Mauritius and (v) those Consents, filings and submissions the failure of which to obtain or make have not had and would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Acquisition, Purchaser Share Issuance and the other transactions contemplated hereby or (y) have, individually or in the aggregate, a Seller Material Adverse Effect.

SECTION 3.04.                                   Title to Sale Shares.  Seller (a) holds and has good and valid title to the Sale Shares, free and clear of all Liens, other than transfer restrictions imposed under applicable securities Laws, and (b) is the sole record and beneficial owner thereof.  Assuming Purchaser has the requisite power and authority to be the lawful owner of the Sale Shares, upon delivery to Purchaser at the Closing of instruments sufficient to transfer such Sale Shares, and upon Seller’s receipt of the Purchaser Share Consideration deliverable to Seller pursuant to Section 2.01(b)(i) and, with respect to the Class B Shares, the entry of the name of the Purchaser on the share register of the Company, good and valid title to such Sale Shares will pass to Purchaser, free and clear of all Liens, other than those arising under applicable securities Laws or as a result of the actions by Purchaser.  Other than this Agreement and the Monsoon Transaction Agreement, Seller is not party to any voting trust, stockholder agreement, proxy or other Contract with respect to the voting, redemption, sale, pledge, transfer or other disposition of the Sale Shares.

SECTION 3.05.                                   Brokers; Fees and Expenses.  No broker or finder has acted for Seller or its affiliates in connection with this Agreement or the transactions contemplated hereby, that is entitled to any brokerage fee, finder’s fee or commission in respect thereof.

SECTION 3.06.                                   Securities Act.  (a)  Investment Representation.  The Purchase Shares delivered to Seller under this Agreement are being purchased for its own account for investment only and not with a view to, or for sale in connection with, any distribution of the Purchase Shares, and Seller shall not offer to sell or otherwise dispose of such Purchase Shares so acquired by it, in violation of any of the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) or other applicable securities Laws.

(b)                     Reliance on Exemptions.  Seller understands that the Purchase Shares are being offered and delivered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that Purchaser is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to receive the Purchase Shares.

(c)                      No Governmental Review.  Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or fairness or suitability of the investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering and delivery of the Purchase Shares to Seller.

SECTION 3.07.                                   Legend.  Seller understands that any certificate representing the Purchase Shares will bear a legend to the following effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S), UNLESS REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.”

SECTION 3.08.                                   Terms of Issue; Class B Member Status.  The Terms of Issue of Class B Shares of the Company, in the form attached as Annex B to Exhibit 99.1 of the Company’s current report on Form 6-K furnished to the SEC on November 22, 2016 (the “Terms of Issue”) are in all material respects valid, binding and in full force and effect, have not been altered, amended or superseded, and are deemed to form part of the Constitution.  The Acquisition shall be deemed (other than as a result of any actions by Purchaser) a Forty Percent Transfer (as defined in the Terms of Issue).  The Acquisition, upon Closing in accordance with the terms hereof, shall be deemed (other than as a result of any actions by Purchaser) to be a Forty Percent Transfer (as defined in the Terms of Issue).  Upon Closing in accordance with the terms hereof (other than as a result of any actions by Purchaser), Purchaser shall (a) become a Class B Member (as defined in the Terms of Issue), (b) become a Permitted Holder (as defined in the Terms of Issue) and (c) be entitled to the rights and privileges of a Class B Member and a Permitted Holder.

SECTION 3.09.                                   Absence of Certain Changes or Events; Company Material Adverse Effect.  (a) To the Knowledge of Seller as of the date hereof, since December 31, 2018 to the date hereof, the Company and its subsidiaries have conducted their respective businesses in the ordinary course, consistent with prior practice except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Business Material Adverse Effect.

(b)                     To the Knowledge of Seller, from and after the date hereof, there have occurred no events that have had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.10.                                   Absence of Sales or Purchases.  From and after December 31, 2018 to the date hereof, Seller, any affiliate thereof or any Person acting on behalf of Seller or any affiliate thereof has not, directly or indirectly, acting alone or together with any other Person, other than pursuant to this Agreement, (i) purchased or otherwise acquired, or sought, made a proposal or offered or agreed to purchase or otherwise acquire, (A) any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (B) any option, right or warrant to purchase or otherwise acquire any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or (C) any other security or indebtedness convertible into or exchangeable for any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (ii) entered into any swap, derivative or other arrangement that transfers to Seller, any affiliate thereof or any Person acting on behalf of Seller or any affiliate thereof or any other Person the economic consequences of ownership of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (iii) pledged, sold or otherwise disposed of, or sought, made a proposal or offered or agreed to pledge, sell or otherwise dispose of, (A) any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (B) any option, right or warrant to pledge, sell or otherwise dispose of any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or (C) any other security or indebtedness convertible into or exchangeable for any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (iv) entered into any swap, derivative or other arrangement that transfers to another Person the economic consequences of ownership of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares whether any such transaction described in clause (i), (ii), (iii) or (iv) is to be settled by delivery of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or other securities, cash or otherwise.

SECTION 3.11.                                   Tax Residency and Status.  (a) The Seller is and will continue to be a non-resident under Section 6 of the IT Act for the entire Indian Tax Year in which the Closing occurs; (b) The Seller’s place of effective management is and will continue to be outside India for the entire Indian Tax Year in which the Closing occurs; (c) The Sale Shares are and have always been held as a “capital asset” and not as “stock in trade” (in each case as those terms are used in the IT Act); (d) The Seller does not have and will not have any business connection or a permanent establishment in India for the entire Indian Tax Year in which the Closing occurs; (e) The information, documents and certifications that have been or will be delivered by the Seller to Purchaser pursuant to Section 2.01(b)(xiv) will be accurate and complete; (f) Seller is and will continue to be a tax resident of Singapore for the entire Indian Tax Year in which the Closing occurs; (g) Seller holds a tax residence certificate issued to it by the relevant Government Entity of Singapore that covers the period beginning April 1 of the Indian Tax Year in which the Closing occurs and includes the Closing Date and will continue to hold such tax residence certificate covering the TRC Residual Period (or if such tax residence certificate does not cover the entire TRC Residual Period, such Seller will have obtained a new tax residence certificate that covers the entire TRC Residual Period pursuant to, and within the time specified under Section 5.12); (h) Seller qualifies for the exemption from Tax in India under the provisions of India-Singapore Double Tax Treaty and under the provisions of the IT Act (including Chapter X-A of the IT Act, to the extent applicable) with respect to sale of Sale Shares to Purchaser; (i) Seller is not required to pay any Tax on or in respect of the consideration as owed to Seller for the Sale Shares held by Seller and Purchaser is not required to withhold any Tax with respect to such consideration, in each case under the IT Act; (j) all documents, representations and information furnished by Seller for the purpose of obtaining the WHT Opinion will be accurate and complete;  (k) Seller is and has always been the legal and beneficial owner of the Sale Shares held by such Seller and is entitled to and has always exercised all ownership rights in respect of such Sale Shares; and (l) the Purchase Share Consideration as owed to Seller for the Sale Shares will be received by Seller as legal and beneficial owner of Sale Shares.

SECTION 3.12.                                   No Tax Proceeding.  No proceeding is pending against, and no event has occurred (including any assertion by any Taxing Authority that any Tax is owed by the Seller), and no condition or circumstance exists, that will or would reasonably be expected to result in the sale to Purchaser of any of the Sale Shares to be declared void or otherwise impeded pursuant to Section 281 of the IT Act. No Taxing Authority has asserted that any Tax is owed by the Seller under, or in connection with any failure to comply with, any of the provisions of the IT Act.

SECTION 3.13.                                   Exclusivity of Representations and Warranties.  Neither Seller nor any of its affiliates is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article III and Seller hereby disclaims any such other representations and warranties.  Seller acknowledges and agrees that except for the representations and warranties made by Purchaser in Article IV, neither Purchaser nor any of its affiliates makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to Purchaser or its affiliates and Seller hereby disclaims reliance on any such other representations or warranties.

ARTICLE IV

Representations and Warranties Regarding Purchaser and Company

Except as disclosed in Purchaser SEC Reports filed or furnished since January 1, 2016, and prior to the date hereof (other than any risk factor disclosure (other than any statements of fact or other statements that are not forward-looking and cautionary in nature) in any such Purchaser SEC Reports contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Purchaser SEC Reports), Purchaser represents and warrants to Seller as of the date of this Agreement and as of Closing as follows:

SECTION 4.01.                                   Organization.  (a)  Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as presently conducted.

(b)                     A true, complete and correct copy of the Articles of Association, as in effect on the date hereof, has been provided to Seller on or prior to the date hereof.

SECTION 4.02.                                   Purchaser Capitalization.  As of February 28, 2019, except as would otherwise be immaterial to the capitalization of Purchaser, the authorized share capital of Purchaser was $1,750,000 divided into 175,000,000 ordinary shares of a nominal or par value of $0.01 each, of which (a) 69,187,290 were issued and outstanding (excluding 4,502,213 Purchaser Common Shares issued to Bank of New York Mellon for bulk issuance of Purchaser ADSs reserved for future issuances upon the exercise or vesting of awards granted under Purchaser’s stock incentive plans and for Purchaser’s treasury Purchaser ADSs), (b) 2,929,123 Purchaser Common Shares were held by Purchaser in its treasury, and (c) 6,789,864 Purchaser Common Shares were reserved for issuance in respect of outstanding options to acquire Purchaser Common Shares and 602,859 Purchaser Common Shares were reserved for issuance in settlement of outstanding restricted share units, in each case under Purchaser’s stock incentive plans.  All outstanding Purchaser Common Shares have been duly authorized, validly issued, fully paid and non-assessable and were not subject to, or issued in violation of, any preemptive right or other anti-dilutive right, purchase option, call option, right of first refusal, subscription right, transfer restriction or any similar right under any provision of applicable Law, Purchaser’s Organizational Documents or any Contract to which Purchaser or any affiliate thereof is a party or otherwise bound.  As of the date hereof, except for the Purchaser Convertible Notes, there are no bonds, debentures, notes or other indebtedness of Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Purchaser Common Shares may vote.

SECTION 4.03.                                   Authority; Non-contravention.  (a)  Purchaser has the requisite power and authority to execute, deliver and perform the Transaction Agreements, to consummate the transactions contemplated thereby and to comply with the provisions thereof.  The execution, delivery and performance of the Transaction Agreements by Purchaser, the consummation by Purchaser of the transactions contemplated thereby and the compliance by Purchaser with the provisions thereof have been duly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to execute, deliver and perform the Transaction Agreements, to consummate the transactions contemplated thereby and to comply with the provisions thereof.  No affirmative vote or consent of holders of any class or series of Capital Stock of Purchaser is necessary to approve the Transaction Agreements or consummate any of the transactions contemplated thereby.  This Agreement has been duly executed and delivered by Purchaser and the Registration Rights Agreement, the Amendment to the Rights Agreement and the Cooperation Agreement will be duly executed and delivered by Purchaser at the Closing and, assuming due authorization, execution and delivery by Seller, the Transaction Agreements constitute or will constitute, as applicable, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by the Bankruptcy Exceptions.

(b)                     Except as may result from any facts or circumstances related solely to Seller or its affiliates, the Company or the Company’s subsidiaries, the execution, delivery and performance of the Transaction Agreements by Purchaser, the consummation by Purchaser of the transactions contemplated thereby and compliance by Purchaser with the provisions thereof do not and will not conflict with, or result in any violation or breach of, or default (or any event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Purchaser under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) Purchaser’s Organizational Documents, (ii) any Contract (other than the provisions of the Investor Rights Agreement described on Schedule 4.03) to which Purchaser is a party or any of its properties or assets is subject or (iii) subject to the governmental filings, consents and other matters referred to in Section 4.03(c), any Law or Judgment, in each case applicable to Purchaser or any of its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that have not had and would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Acquisition, the Purchaser Share Issuance and the other transactions contemplated hereby or (y) have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(c)                      Except as may result from any facts or circumstances related solely to Seller or its affiliates, the Company or the Company’s subsidiaries, no Consent of, or filing or submission with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of the

Transaction Agreements by Purchaser, the consummation by Purchaser of the transactions contemplated thereby or the compliance by Purchaser with the provisions thereof, other than (i) compliance with and filings under the Competition Act, including any filings with the CCI, and any other filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required, if any, under any Non-Indian Antitrust Laws (as defined in Section 5.01(b)), (ii) under any applicable international, federal or state securities or “blue sky” Laws, (iii) compliance with and filings under the Exchange Act, (iv) any required notifications to the Financial Services Commission of Mauritius and (v) those Consents, filings and submissions the failure of which to obtain or make have not had and would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Acquisition, Purchaser Share Issuance and the other transactions contemplated hereby or (y) have, individually or in the aggregate, a Purchaser Material Adverse Effect.

SECTION 4.04.                                   Valid Issuance of the Purchase Shares.  The Purchase Shares have been duly authorized for issuance and sale to Seller pursuant to the terms and conditions of this Agreement by all necessary corporate action and, when issued in accordance with the terms and conditions of this Agreement and delivered to Seller, the Purchase Shares will be validly issued, fully paid and non-assessable and free and clear of any and all Liens, proxies, voting trusts or agreements, understandings or arrangements (except for any such Liens arising under applicable securities Laws or as a result of the actions by Seller).  Assuming Seller has the requisite power and authority to be the lawful owner of the Purchase Shares, upon delivery to Seller at the Closing of an instrument sufficient to transfer such Purchase Shares, and upon Purchaser’s receipt of the Sale Shares deliverable to Purchaser pursuant to Section 2.01(b)(ii), good and valid title to such Purchase Shares will pass to Seller, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements, other than those arising under applicable securities Laws or as a result of the actions by Seller.

SECTION 4.05.                                   Brokers; Fees and Expenses.  No broker or finder has acted for Purchaser or its affiliates in connection with this Agreement or the transactions contemplated hereby, that is entitled to any brokerage fee, finder’s fee or commission in respect thereof.

SECTION 4.06.                                   Securities Act.  (a)  Investment Representation.  The Sale Shares purchased by Purchaser in the Acquisition are being acquired for its own account for investment only and not with a view to, or for sale in connection with, any distribution of the Sale Shares, and Purchaser shall not offer to sell or otherwise dispose of such Sale Shares so acquired by it, in violation of any of the registration requirements of the Securities Act or other applicable securities Laws.

(b)                     Reliance on Exemptions.  Purchaser understands that the Sale Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that Seller is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Sale Shares.

(c)                      No Governmental Review.  Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sale Shares or fairness or suitability of the investment in the Sale Shares nor have such authorities passed upon or endorsed the merits of the offering and delivery of the Sale Shares to Purchaser.

SECTION 4.07.                                   Absence of Certain Changes or Events.  Since December 31, 2018 to the date hereof, (a) the Purchaser Group Companies have conducted their respective businesses in the ordinary course, consistent with prior practice except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, and (b) there have occurred no events that have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

SECTION 4.08.                                   Application of Takeover Protections; Rights Agreement.  Except for the Rights Agreement, there is no control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under Purchaser’s Organizational Documents or the Laws of the jurisdiction of its formation (a) which is or could become applicable to Seller as a result of the transactions contemplated by the Transaction Agreements, including, without limitation, Purchaser’s issuance of the Purchaser Common Shares and Seller’s ownership of the Purchaser Common Shares or (b) which could limit, restrict or adversely affect in any material respect the ability of Seller or its affiliates to acquire, hold or own, beneficially or of record, Purchaser Common Shares or Purchaser ADSs, other than securities Laws of general applicability.  Upon the execution and delivery of the Amendment to the Rights Agreement to Seller and unless otherwise amended or terminated pursuant to the Cooperation Agreement, the Rights Agreement will not, in any material respect, limit, restrict or adversely affect the ability of Seller or its affiliates to acquire, hold or own, beneficially or of record, up to 11.0% of the outstanding Purchaser Common Shares (directly or through Purchaser ADSs).

SECTION 4.09.                                   Compliance with Law.  The Purchaser Group Companies are, and have been since December 31, 2018, in compliance with all Laws and Governmental Orders applicable to any of them, except for instances of non-compliance that, have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  No Purchaser Group Company has received any written communication since December 31, 2018 from a Governmental Entity that alleges that any Purchaser Group Company is not in compliance with any applicable Law, which alleged non-compliance has not been materially resolved and has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  The Purchaser Group Companies hold all Permits necessary for the lawful conduct of their respective businesses and are in compliance in all respects with the terms of all such Permits, in each case except for failures to hold or be in compliance with Permits as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

SECTION 4.10.                                   SEC Documents; Financial Statements.  (a)  Purchaser has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2016 (collectively, the “Purchaser SEC Reports”).  Except as would not have, or not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, as of their respective effective dates (in the case of Purchaser SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Purchaser SEC Reports), the Purchaser SEC Reports complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Purchaser SEC Reports, and none of the Purchaser SEC Reports as of such respective dates (or, if amended, the date of the filing of such amendment, with respect to the disclosures that are amended) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                     Except as would not have, or not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, the consolidated financial statements of Purchaser (including all related notes or schedules) included or incorporated by reference in the Purchaser SEC Reports, as of their respective dates of filing with the SEC (or, if such Purchaser SEC Reports were amended, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein) (i) complied as to form with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared from, and are in accordance with, the books and records of Purchaser, (iii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto, subject, in the case of any unaudited financial statements, to the omission of certain notes, exclusion of cash flow statements in the case of interim financial information or (B) as permitted by Regulation S-X) and (iv) fairly present the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, comprehensive income, shareholders’ equity (deficit) and cash flows for the periods shown, subject, in the case of any unaudited financial statements, to the omission of certain notes and exclusion of cash flow statements.

SECTION 4.11.                                   Company Representations or Warranties.  To the Knowledge of Purchaser, as of the date hereof, the Company Representations or Warranties are true and correct (provided that, for purposes of Purchaser’s representation and warranty in this Section 4.11, the phrase “to the Knowledge of Seller” in the Company Representations and Warranties shall be disregarded).

SECTION 4.12.                                   Anti-Corruption Laws.  None of the Purchaser Group Companies and, to the Knowledge of Purchaser, any agent, director, officer or employee of any such Person acting on behalf of such Person, has (i) taken any action in violation of applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control Laws applicable to such Person (“Anti-Corruption Laws”), including to the extent applicable the U.S. Foreign Corrupt Practices Act and the People’s Republic of China anti-corruption related Laws, (ii) been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any actual or alleged violation of any applicable Anti-Corruption Laws, or (iii) offered, promised, paid, authorized or given money or anything of value to any Person for the purpose of (a) influencing any act or decision of any government official, (b) inducing any government official to do or omit to do an act in violation of a lawful duty, (c) securing any improper advantage or (d) inducing any government official to influence the act or decision of a Governmental Entity in order to obtain or retain business or direct business to any Person in any way, in each case except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  Each such Person has implemented adequate procedures to ensure compliance by each agent, director, officer or employee of such Person with applicable Anti-Corruption Laws, and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  Each Purchaser Group Company has maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and government officials, in accordance with GAAP, in all material respects.  Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, there have been no false or fictitious entries made in the books and records of any of the Purchaser Group Companies relating to any unlawful offer, payment, promise to pay, or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and the Purchaser Group Companies have not established or maintained a secret or unrecorded fund.

SECTION 4.13.                                   Legend.  Purchaser understands that any certificate representing the Sale Shares will bear a legend to the following effect:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SHALL NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE TRANSFER AGENT THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.”

SECTION 4.14.                                   Absence of Sales or Purchases.  From and after December 31, 2018 to the date hereof, Purchaser, any affiliate thereof or any Person acting on behalf of Purchaser or any affiliate thereof has not, directly or indirectly, acting alone or together with any other Person, other than pursuant to this Agreement, (i) purchased or otherwise acquired, or sought, made a proposal or offered or agreed to purchase or otherwise acquire, (A) any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (B) any option, right or warrant to purchase or otherwise acquire any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or (C) any other security or indebtedness convertible into or exchangeable for any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (ii) entered into any swap, derivative or other arrangement that transfers to Purchaser, any affiliate thereof or any Person acting on behalf of Purchaser or any affiliate thereof or any other Person the economic consequences of ownership of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (iii) pledged, sold or otherwise disposed of, or sought, made a proposal or offered or agreed to pledge, sell or otherwise dispose of, (A) any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (B) any option, right or warrant to pledge, sell or otherwise dispose of any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or (C) any other security or indebtedness convertible into or exchangeable for any Purchaser Common Shares, Purchaser ADSs or Ordinary Shares, (iv) entered into any swap, derivative or other arrangement that transfers to another Person the economic consequences of ownership of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares whether any such transaction described in clause (i), (ii), (iii) or (iv) is to be settled by delivery of Purchaser Common Shares, Purchaser ADSs or Ordinary Shares or other securities, cash or otherwise.

SECTION 4.15.                                   Exclusivity of Representations and Warranties.  Neither Purchaser nor any of its affiliates is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article IV, and Purchaser hereby disclaims any such other representations and warranties.  Purchaser acknowledges and agrees that except for the representations and warranties made by Seller in Article III, neither Seller nor any of its affiliates makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to Seller or its affiliates and Purchaser hereby disclaims reliance on any such other representations or warranties.

ARTICLE V

Covenants

SECTION 5.01.                                   Efforts.  (a)  Each of the parties shall use reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective, as soon as reasonably possible, the Acquisition, the Purchaser Share Issuance and the other transactions contemplated hereby.

(b)                     In connection with and without limiting the generality of Section 5.01(a), Purchaser shall take, and Purchaser and Seller shall use reasonable best efforts to cause the Company to take, any and all steps necessary to avoid or eliminate every impediment under any antitrust, competition, foreign investment or trade regulation Law that may be asserted by any Governmental Entity so as to enable the parties hereto to close the Acquisition, the Purchaser Share Issuance and the other transactions contemplated hereby as promptly as practicable, and in any event prior to the Outside Date.  Notwithstanding the foregoing, nothing in this Section 5.01(b) shall require, or be construed to require, Purchaser or any of its affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Purchaser or any of its affiliates, other than in any immaterial respect; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests which, in the case of sub-clauses (i) and (ii) of this Section 5.01(b), could reasonably be expected to result in a Purchaser Material Adverse Effect or materially and adversely impact the economic or business benefits to Purchaser or any of its affiliates of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.  Purchaser shall, as promptly as practicable (but in no event later than 30 business days after the date of this Agreement), make the appropriate filing(s) pursuant to the Competition Act.  Purchaser and Seller shall use their reasonable best efforts to cause the Company to assist in the making of such filing. Purchaser shall consult and seek the opinion of Seller and the Company in preparing such filing and keep Seller informed of any material developments and communications with the CCI, including on the progress of the CCI filing, as soon as reasonably practicable.  Purchaser shall, and Purchaser and Seller shall use reasonable best efforts to cause the Company to, as promptly as practicable (but in no event later than 30 business days after the date of this Agreement) make any other competition, merger control, antitrust or similar Law of any jurisdiction that are applicable to the Acquisition or the Purchaser Share Issuance (“Non-Indian Antitrust Laws”), with respect to the transactions contemplated by this Agreement.  Each of Purchaser and Seller shall, and Purchaser and Seller shall use reasonable best efforts to cause the Company to, (i) promptly provide all information or documents required for preparing the filing with the CCI and other filings required to be made pursuant to Non-Indian Antitrust Laws, (ii) promptly provide all information requested by any Governmental Entity (including the CCI) in connection with the Acquisition, the Purchaser Share Issuance or the other transactions contemplated by this Agreement, and (iii) take all actions necessary to cause the expiration or termination of the applicable waiting periods under the Competition Act and Non-Indian Antitrust Laws and not extend such waiting period or enter into any legally binding commitment or other contract or agreement with any Governmental Entities not to consummate any of the transactions contemplated hereby, except with the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned; provided that no party hereto shall be required pursuant to this Section 5.01(b) to commit to or effect any action that is not conditioned upon the consummation of the Acquisition, the Purchaser Share Issuance or the other transactions contemplated hereby.

(c)                      In connection with and without limiting the generality of Section 5.01(a), unless prohibited by applicable Law or by the applicable Governmental Entity, Seller and Purchaser, as applicable, shall, and Seller and Purchaser shall use reasonable best efforts to cause the Company to, (A) promptly notify the other party of any communication received from, or given by such party or any of its affiliates to, any Governmental Entity or Person relating to the matters that are the subject of this Agreement, (B) permit the other party to review in advance any proposed communication by such party (and its advisors) to any Governmental Entity, (C) deliver complete and accurate copies to the other party of all filings, submissions, correspondence and other written communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby, subject to redaction of competitively sensitive information, valuation material or information subject to attorney-client privilege, and consider in good faith the views of the other party in connection with such communications, (D) unless such party has consulted with the other party, not participate in or attend any meeting, or engage in any substantive conversation with, any Governmental Entity in respect of the transactions contemplated hereby without the other party, (E) to the extent reasonably practicable, give the other party reasonable prior notice of any such meeting or conversation, (F) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party reasonably apprised with respect thereto, and (G) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity.

(d)                     Notwithstanding anything to the contrary in the foregoing, Purchaser and Seller shall by mutual agreement determine and direct the strategy and process (including all timing, substantive matters and decisions to propose, negotiate, commit to or effect any action) by which the parties will seek to cause the expiration or termination of the applicable waiting periods under the Competition Act and Non-Indian Antitrust Laws and the expiration or termination of any other applicable waiting periods and the receipt of any Consents required in connection with the transactions contemplated hereby (including all elements of any Proceeding and any communications with Governmental Entities).  If Seller and Purchaser initially disagree upon any such proposed strategy or process, Seller and Purchaser agree to work together in good faith to resolve the disagreement and endeavor to implement such strategy or process in a mutually acceptable manner; provided that to the extent that a disagreement is unresolved after good faith discussions between Seller and Purchaser, the implementation of such strategy or process will be controlled by Purchaser after full consideration of the views of Seller.

SECTION 5.02.                                   Transfer Taxes.  All equity transfer, real property transfer or gains taxes, documentary, sales, use, registration, value-added, recording, gross receipts, conveyance, excise, license, stamp and other similar taxes (including interest, penalties and additions thereto) imposed under applicable Law in connection with the transactions contemplated hereby other than any Transaction Tax (“Transfer Taxes”) shall be borne by the party incurring any such Transfer Taxes.  Purchaser and Seller shall use reasonable best efforts to obtain any available reduction of or exemption from any Transfer Taxes and shall cooperate with each other in good faith in providing any information that may be necessary to obtain such reduction or exemption.  Purchaser and Seller shall cooperate in timely making all Tax Returns, reports and forms as may be required in connection with the payment of Transfer Taxes.  Purchaser and Seller, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other party to comply with any filing requirements relating to any such Transfer Taxes.

SECTION 5.03.                                   Fees and Expenses.  Except as otherwise expressly set forth in any Transaction Agreement, all fees and expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the Acquisition, the Purchaser Share Issuance and the other transactions contemplated by the Transaction Agreements are consummated.  Any fees or expenses associated with the filing pursuant to the Competition Act shall be borne equally by Purchaser and Seller.

SECTION 5.04.                                   Public Announcements.  The initial press release by each of the parties to be issued on the date hereof or promptly after the execution of this Agreement with respect to the transactions contemplated hereby shall be in the form attached hereto as Exhibit D.  No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of Purchaser and Seller (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable securities exchange or listing authority, in which case the party required to make such release or announcement shall allow Purchaser and Seller, as applicable, reasonable time to comment on such release or announcement in advance of such issuance and shall consider such comments in good faith.  Notwithstanding the foregoing, this Section 5.04 shall not apply to any press release or other public statement made by the parties which is consistent with the initial press release and the terms of the Transaction Agreements and does not contain any information relating to the parties or the Transaction Agreements that has not been previously announced or made public.

SECTION 5.05.                                   Directors’ and Officers’ Indemnification and Insurance.  (a)  For a period of six (6) years commencing on the Closing Date, Purchaser shall use its reasonable best efforts to cause the Company and its subsidiaries, and their respective successors and assigns, to comply with and honor all rights to advancement of expenses, exculpation or indemnification for acts or omissions occurring at or prior to the Closing, now existing in favor of any current or former officers or directors (unless required by Law or with the consent of each affected individual) (each an “Indemnified Person”), to the extent provided for in the Company and its subsidiaries’ respective Organizational Documents.

(b)                     For a period of at least six (6) years commencing on the Closing Date, Purchaser shall use its reasonable best efforts to cause the Company to purchase and maintain an insurance and indemnification policy (the “D&O Insurance”) for the benefit of each such person covered by the Company’s officers’ and directors’ liability insurance policies in effect as of the date of this Agreement (the “Existing D&O Policy”).  Such D&O Insurance shall (i) insure such persons for acts or omissions occurring on or prior to the Closing and (ii) contain terms and conditions no less favorable than those of the Existing D&O Policy; provided that notwithstanding the foregoing, if the premium for such coverage exceeds 150% of the premium payable by the Company under the Existing D&O Policy for the year ended December 31, 2018, then the Company shall only be required to offer the coverage available for such 150% premium amount, and no greater coverage.  The Company may satisfy its obligations under this Section 5.05(b) by purchasing a “tail” policy.  Such “tail” policy shall (i) have a claims period of at least six (6) years commencing on the Closing Date, (ii) insure each person covered by the Existing D&O Policy for acts and omissions occurring at or prior to the Closing, and (iii) subject to the immediately preceding sentence, contain terms and conditions that are no less favorable than those of the Existing D&O Policy.

(c)                      After the Closing, if the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, Purchaser shall use its reasonable best efforts to procure that proper provisions shall be made so that the successors and assigns of the Company, as the case may be, shall assume the applicable obligations set forth in this Section 5.05.

(d)                     The rights of each Indemnified Person under this Section 5.05 shall survive consummation of the transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each Indemnified Person.

SECTION 5.06.                                   Release.  Purchaser shall use its reasonable best efforts to procure that the Company, effective as of the Closing, does for itself and its respective affiliates, partners, heirs, beneficiaries, successors and assigns, if any (each such person, a “Releasing Party”), release and absolutely forever discharge Resigning Directors (each, a “Released Party”) from and against all Released Matters, to the fullest extent permitted by applicable Law.  “Released Matters” means any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses (including attorneys’ and accountants’ fees and expenses), losses, actions and causes of action of any nature whatsoever, whether now known or unknown, suspected or unsuspected, that a Releasing Party now has, or at any time previously had, or shall or may have in the future, acting as an officer, director or member of any applicable governing body of the Company or any of its subsidiaries, arising by virtue of or in any matter related to any actions or inactions with respect to the Company or any of its subsidiaries or their respective affairs on or before the Closing Date; provided that Released Matters shall not include any right of the Releasing Party contained in this Agreement.  It is the intention of Purchaser in using its reasonable best efforts to procure this release from the Company, and in giving and receiving the consideration called for herein, that the release contained in this Section 5.06 shall be effective as a full and final accord and satisfaction and general release of and from all Released Matters and the final resolution by the Releasing Parties and the Released Parties of all Released Matters.  Notwithstanding anything herein or otherwise to the contrary, the release contained in this Section 5.06 will not be effective so as to benefit a particular Released Party in connection with any matter or event that would otherwise constitute a Released Matter, but involved fraud on the part of such Released Party.  Purchaser shall use its reasonable best efforts to procure that each Releasing Party represents to Seller and Purchaser (as appropriate) that it has not voluntarily or involuntarily assigned or transferred or purported to assign or transfer to any Person any Released Matters and that no Person other than such Releasing Party has any interest in any Released Matter by Law or contract by virtue of any action or inaction by such Releasing Party.

SECTION 5.07.                                   No Integration.  (a)  None of Purchaser, its subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Purchase Shares under the Securities Act or cause the offering of any of the Purchase Shares to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(b)                     None of Seller, its subsidiaries, their affiliates nor any Person acting on their behalf will take, and Seller and Purchaser shall use reasonable best efforts to cause the Company, its subsidiaries and their affiliates not to take, any action or steps that would require registration of the issuance of any of the Sale Shares under the Securities Act or cause the offering of any of the Sale Shares to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

SECTION 5.08.                                   No Amendments to Certain Organizational Documents.  (a)  Seller and Purchaser shall each use its reasonable best efforts to cause the Company not to amend its Constitution in any manner, enter into or amend any agreement, or take any similar actions that would adversely affect the Class B Member’s (as defined in the Terms of Issue) rights under the Terms of Issue or the Company’s ability to comply with its obligations under the Terms of Issue prior to Closing.

(b)                     Purchaser shall not, prior to the Closing, amend its Articles of Association in any manner, enter into or amend any agreement, or take any similar actions that in each case would (i) adversely affect its ability to comply with or perform all of the covenants, agreements and obligations required to be complied with or performed by it under the Transaction Agreements or (ii) create any Lien over the Purchase Shares.  Purchaser hereby irrevocably waives any Lien over the Purchase Shares created or existing by virtue of its Articles of Association (including Section 26 thereof) in respect of the obligations of Purchaser or Seller arising out of or relating to the Transaction Agreements.

(c)                      Each of Seller and Purchaser shall not, prior to Closing, amend its certificate or articles of incorporation and bylaws or comparable organizational documents in any manner, enter into or amend any agreement, or take any similar actions that would adversely affect its ability to comply with or perform all of the covenants, agreements and obligations required to be complied with or performed by it under the Transaction Agreements.

(d)                     For the avoidance of doubt, but without limiting the provisions of the foregoing paragraph (a), (b) or (c), this Section 5.08, shall not otherwise restrict any of Purchaser, Seller or the Company in any manner from conducting its day-to-day operations independently in their ordinary course of business and without interference from any other party.

SECTION 5.09.                                   Seller Lock-Up.  (a)  Except as provided in Section 5.09(b), Seller will not, and will cause its affiliates not to, during the Seller Lock-Up Period (as defined below), sell, offer or contract to sell, pledge, lend or otherwise transfer or dispose of, directly or indirectly, more than 10% of the Purchase Shares.  “Seller Lock-Up Period” means the period commencing on the Closing Date and ending on the earlier of (i) 180 days after the Closing Date, (ii) the date on which Purchaser consummates a merger, consolidation, amalgamation, scheme of arrangement, share exchange, recapitalization, reorganization, restructuring, demerger, liquidation, sale, lease, transfer or other disposition of assets substantially as an entirety, or any other similar transaction with an unaffiliated third party that results in all of Purchaser’s shareholders’ receiving cash, securities or other property in exchange for, or as a distribution representing all or substantially all the value of, their equity holdings in Purchaser and (iii) the date of commencement of a tender or exchange offer as a result of which unaffiliated third parties will beneficially own a majority of the voting securities of Purchaser or otherwise have the power to elect the majority of the members of Purchaser’s board of directors.

(b)                     Notwithstanding the foregoing, Seller may transfer or otherwise dispose of Purchase Shares to its affiliates (any such affiliate, a “Permitted Seller Transferee”).  In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that the restrictions shall apply to sales pursuant to the trading plan during the Seller Lock-Up Period.

(c)                      For the avoidance of doubt, the restrictions in this Agreement shall apply only to the Purchase Shares issued to Seller as of the Closing Date and no other security (including other Purchaser Common Shares or Purchaser ADSs) of Purchaser or any of its subsidiaries, and Seller and any Permitted Seller Transferee, as applicable, shall retain all of their rights as shareholders of Purchaser with respect to the Purchase Shares during the Seller Lock-Up Period, including the right to vote any Purchase Shares.

SECTION 5.10.                                   Purchaser Lock-Up.  (a)  Except as provided in Section 5.10(b), Purchaser will not, and will cause its affiliates not to, during the Purchaser Lock-Up Period (as defined below), sell, offer or contract to sell, pledge, lend or otherwise transfer or dispose of, directly or indirectly, more than 10% of the Sale Shares.  “Purchaser Lock-Up Period” means the period commencing on the Closing Date and ending on the earlier of (i) 180 days after the Closing Date, (ii) the date on which the Company consummates a merger, consolidation, amalgamation, scheme of arrangement, share exchange, recapitalization, reorganization, restructuring, demerger, liquidation, sale, lease, transfer or other disposition of assets substantially as an entirety, or any other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders’ receiving cash, securities or other property in exchange for, or as a distribution representing all or substantially all the value of, their equity holdings in the Company and (iii) the date of commencement of a tender or exchange offer as a result of which unaffiliated third parties will beneficially own a majority of the voting securities of the Company or otherwise have the power to elect the majority of the members of the Board.

(b)                     Notwithstanding the foregoing, Purchaser may transfer or otherwise dispose of Sale Shares to its affiliates (any such affiliate, a “Permitted Purchaser Transferee”).  In addition, notwithstanding the foregoing, the restrictions set forth herein shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that the restrictions shall apply to sales pursuant to the trading plan during the Purchaser Lock-Up Period.

(c)                      For the avoidance of doubt, the restrictions in this Agreement shall apply only to the Sale Shares transferred to Purchaser as of the Closing Date and no other security (including other Ordinary Shares or Class B Shares) of the Company or any of its subsidiaries, and Purchaser and any Permitted Purchaser Transferee, as applicable, shall retain all of their rights as shareholders of the Company with respect to the Sale Shares during the Purchaser Lock-Up Period, including the right to vote any Sale Shares.SECTION 5.11.                           Interim Covenant.  During the period from the date hereof until the Closing Date, Seller and Purchaser shall use their commercially reasonable efforts to cause the Company and its subsidiaries, except as required by applicable Law or with the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice, and, to the extent consistent therewith, to preserve substantially intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ current officers and employees, to preserve its and its subsidiaries’ present relationship with customers, suppliers, distributors, licensors, licensees, and other persons having business relationship with it.

SECTION 5.12.                                   Post-Closing Indian Withholding Tax-related Filings.  Seller shall provide Purchaser, the Company, their respective affiliates, and Indian Investee with such cooperation and assistance, including providing information and documents, as may be requested by Purchaser in connection with the Acquisition, for any Indian Investee to comply with Section 285A of the IT Act and the Rule 114DB of the (Indian) Income Tax Rules, 1962.

SECTION 5.13.                                   Seller Indian Tax Matters.  (a) The Seller shall (i) ensure that the representations and warranties of the Seller in Section 3.11 continue to be accurate for the entire Indian Tax Year in which the Closing occurs; and (ii) to the extent that the tax residence certificate furnished by such Seller pursuant to Section 2.01(b)(xiv) does not cover any period after the Closing Date and the end of the Indian Tax Year in which the Closing occurs (the “TRC Residual Period”), such Seller shall obtain a tax residence certificate from the relevant Governmental Entity of Singapore for the TRC Residual Period and shall furnish such tax residence certificate to Purchaser no later than 45 days after the end of the Indian Tax Year in which the Closing occurs.

(b)                     Following the Closing, Seller shall deliver to Purchaser an estimate of the quantum of capital gains (along with the calculation thereof) earned by Seller on the sale to Purchaser of Sale Shares and Tax (in rupees) payable thereon, without considering the benefits of India-Singapore Double Tax Treaty, determined in accordance with Rules 11UB and 11UC of the (Indian) Income-tax Rules, 1962, together with documents and valuation reports relevant to verify such quantum of capital gains.  Purchaser and Seller shall cooperate, and shall cause the Company and any Indian Investee to cooperate in the calculation of such estimate, including by promptly delivering such information (including any documents or valuation reports generated by the Company or such Indian Investee) as may be necessary to generate any such documents or valuation reports.

ARTICLE VI

Conditions

SECTION 6.01.                                   Conditions to Each Party’s Obligation to Effect the Acquisition.  The respective obligation of each party to effect the Acquisition and the Purchaser Share Issuance, as applicable, is subject to the satisfaction (or, if permitted by applicable Law, written waiver by the other party) at or prior to the Closing of the following conditions:

(a)                                 Competition Approval.  The approval from the CCI in respect of the Acquisition and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or termination of waiting periods (together with any extensions thereof) imposed by, any Governmental Entity under any Non-Indian Antitrust Laws necessary for the consummation of the Acquisition or the Purchaser Share Issuance, shall have been obtained in writing, filed, made or shall have occurred, as applicable (collectively, the “Approval”), and shall be in effect and shall not be subject to any modifications (except such modifications that have been agreed to by each party in writing), it being agreed to that the issuance by the CCI of a letter informing the parties of the approval by the CCI of the Acquisition shall be deemed to constitute the Approval for purposes of the Competition Act.

(b)                                 No Law or preliminary, temporary or permanent Judgment shall have been enacted, entered, promulgated, enforced or issued or shall be deemed to be applicable to the Acquisition or the Purchaser Share Issuance by any Governmental Entity (collectively, “Legal Restraints”) that prevents, makes illegal, restrains or prohibits the consummation of the Acquisition and which continues in effect.

SECTION 6.02.                                   Conditions to Obligation of Purchaser.  Subject to Section 6.04, the obligation of Purchaser to complete the Acquisition and the Purchaser Share Issuance is also subject to the satisfaction (or, if permitted by applicable Law, written waiver by Purchaser) as of the Closing of the following conditions:

(a)                                 Each representation and warranty of Seller set forth in Article III (except those representations and warranties set forth in the proviso below and any Company Representation or Warranty) shall be true and correct (without regard to any “materiality” or “Seller Material Adverse Effect” or similar materiality qualifiers) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent that such representations and warranties expressly relate to an earlier date, in which case the same shall continue on the Closing Date to be true and correct as of such earlier date and (ii) only where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect; provided that the Seller Fundamental Representations shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b)                                 Seller shall have performed or complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c)                                  Seller shall have delivered to Purchaser (i) a certificate, dated as of the Closing Date, stating that the conditions specified in Sections 6.02(a), 6.02(b) and 6.02(d) have been satisfied and (ii) a copy of the resolutions or written decisions from the Seller’s board of directors approving the Seller’s (A) execution, delivery and performance of the Transaction Agreements, (B) consummation of the transactions contemplated thereby, and (C) compliance with the terms and conditions hereof and thereof.

(d)                                 (i) Each representation and warranty of Seller set forth in Section 3.02 and Section 3.09(a) shall be true and correct (without regard to any “materiality” or “Company Business Material Adverse Effect” or similar materiality qualifiers) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (A) to the extent that such representations and warranties expressly relate to an earlier date, in which case the same shall continue on the Closing Date to be true and correct as of such earlier date, (B) only where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Business Material Adverse Effect (the failure of such representations and warranties to be true and correct and such failure, individually or in the aggregate, has had or would reasonably be expected to have a Company Business Material Adverse Effect, is referred to herein as a “Company Representation Breach”) and (ii) from the date of this Agreement to the date of the Approval, there shall not have been a Company Material Adverse Effect; provided that in the case of each of clause (i) and (ii) of this Section 6.02(d) a Company Material Adverse Effect or Company Representation Breach shall be deemed not to have occurred, for purposes of this Section 6.02(d), if, as of the date hereof, to the Knowledge of Purchaser, a Company Material Adverse Effect or Company Representation Breach has occurred, or would be reasonably expected to occur.

(e)                                  Seller shall have delivered to Purchaser an opinion of a Big Four Accounting Firm, which can be relied upon by Purchaser, stating that, pursuant to the terms of the India-Singapore Double Tax Treaty and the IT Act, (i) the sale of Sale Shares by Seller to Purchaser should not be taxable in India and (ii) Purchaser should not be required to withhold Tax from any payment of the Purchaser Share Consideration delivered to Seller in the Acquisition (the “WHT Opinion”).

(f)                                   Seller shall have delivered to Purchaser, or caused to be delivered to Purchaser, a certified true copy of the share register of the Company reflecting Purchaser’s ownership of the Sale Shares.

(g)                                  Seller shall have delivered to Purchaser, or caused to be delivered to Purchaser, a certified true copy of duly executed resolutions of the Board approving the appointment of a total of four additional representatives of Purchaser to serve as directors on the Board.

(h)                                 From the date hereof to the Closing, the Company shall not have:

(i)                                     entered into any Contract or transaction (or series of related transactions) (including any Business Combination or similar transaction) providing for or resulting in (A) any Person becoming the Beneficial Owner of more than 35% of the issued and outstanding Monsoon Voting Securities (or the Person surviving the relevant transaction) or otherwise acquiring (directly or indirectly) effective control of the Company and its Subsidiaries or (B) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person;

(ii)                                  sold, exchanged, transferred or otherwise disposed of any assets or subsidiary of the Company if (A) the annualized revenue generated by such assets or subsidiary, together with the annualized revenue of all other assets or subsidiaries so disposed of within the twelve month period ending on the date of such disposal, exceeds 50% of the Company’s consolidated total revenue for the preceding fiscal year, (B) such assets or subsidiary, together with all other assets or subsidiaries so disposed of within the twelve month period ending on the date of such disposal, represents more than 50% of the Company’s consolidated total assets as of the end of the preceding fiscal year or (C) such assets or subsidiary, together with all other assets or subsidiaries so disposed of within the twelve month period ending on the date of such disposal, represents more than 50% of the Company’s total number of transactions for the preceding fiscal year;

(iii)                               entered into any line of business other than the online travel and travel services businesses; or

(iv)                              incurred, assumed, issued, guaranteed or otherwise become liable for Indebtedness which, when aggregated with the principal amount of all other

Indebtedness then outstanding, which would require approval of the Company’s shareholders under Applicable Law, or which would exceed 20% of the consolidated total assets of the Company as of the end of the preceding fiscal year.

Capitalized terms used in clauses (i), (ii), (iii) and (iv) of this Section 6.02(h) shall have the meaning ascribed to such terms in the Terms of Issue.

SECTION 6.03.                                   Conditions to Obligation of Seller.  The obligation of Seller to complete the Acquisition and Purchaser Share Issuance is also subject to the satisfaction (or, if permitted by applicable Law, written waiver by Seller) as of the Closing of the following conditions:

(a)                                 Each representation and warranty of Purchaser set forth in Article IV hereof (except those representations and warranties set forth in the proviso below) shall be true and correct (without regard to any “materiality” or “Purchaser Material Adverse Effect” or similar materiality qualifiers) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent that such representations and warranties expressly relate to an earlier date, in which case the same shall continue on the Closing Date to be true and correct as of such earlier date and (ii) only where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect; provided that the Purchaser Fundamental Representations shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b)                                 Purchaser shall have performed or complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

(c)                                  Purchaser shall have delivered to Seller (i) a certificate, dated as of the Closing Date, stating that the conditions specified in Sections 6.03(a) and 6.03(b) have been satisfied and (ii) a copy of the resolutions or written decisions from the Purchaser’s board of directors approving the Purchaser’s (A) execution, delivery and performance of the Transaction Agreements, (B) consummation of the transactions contemplated thereby, and (C) compliance with the terms and conditions hereof and thereof.

(d)                                 Purchaser shall have delivered to Seller a duly executed copy of the Amendment to the Rights Agreement.

(e)                                  Purchaser shall not have provided a Company Event Notice (as defined in Section 6.04) to Seller.

SECTION 6.04.                                   Certain Company Events.  (a) If, after the date of this Agreement and prior to the date of the Approval, there shall have been a Company Material Adverse Effect or a Company Representation Breach, Purchaser is permitted to notify Seller in writing as soon as Purchaser knows, or has reason to know, that a Company Material Adverse

Effect or Company Representation Breach has occurred, or is reasonably expected to occur, which written notice shall specify in reasonable detail any Applicable Contracts, such information and documents as Purchaser has in its possession regarding such Company Material Adverse Effect or Company Representation Breach, as applicable, and the basis for and the expected impact of the Company Material Adverse Effect or Company Representation Breach, as applicable (a “Company Event Notice”) (it being understood and agreed that Purchaser may deliver more than one Company Event Notice if a Company Material Adverse Effect or Company Representation Breach occurs, or is reasonably expected to occur, subsequent to the delivery of any prior Company Event Notices).

(b)                                 Notwithstanding anything to the contrary in this Agreement, the provision of a Company Event Notice to Seller will not affect (A) any rights of Seller to, at its own cost, (i) contest the existence of a Company Material Adverse Effect or Company Representation Breach or (ii) contest the existence or amount of any Losses of Purchaser relating to such Company Material Adverse Effect or Company Representation Breach, it being agreed, in each case of (i) and (ii), Seller will provide Purchaser with such information and documents as Seller has in its possession in connection with the matters specified in the Company Event Notice, if any; and (B) any rights of Purchaser to, at its own cost, defend itself against any contest of Seller set forth in clause (A).

SECTION 6.05.                                   Frustration of Closing Conditions.  Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such party to act in good faith or to use reasonable best efforts to cause the Closing to occur, as required by Section 5.01.

ARTICLE VII

Termination; Effect of Termination

SECTION 7.01.                                   Termination.  (a)  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition, the Purchaser Share Issuance and the other transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i)                                     by mutual written consent of Seller and Purchaser;

(ii)                                  by Purchaser, if Seller shall have breached any of its representations or warranties or failed to perform or comply with any of its covenants or agreements, in each case contained in this Agreement, which breach or failure (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) has not been or is incapable of being cured by Seller prior to the Outside Date or otherwise is not cured by the earliest to occur of (x) 20 business days following written notice to Seller by Purchaser of such breach and (y) the Outside Date;

(iii)                               by Seller, if Purchaser shall have breached any of its representations or warranties or failed to perform or comply with any of its covenants or agreements, in each case contained in this Agreement, which breach or failure (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (B) has not been or is incapable of being cured by Purchaser prior to the Outside Date or otherwise is not cured by the earliest to occur of (x) 20 business days following written notice to Purchaser by Seller of such breach and (y) the Outside Date;

(iv)                              by Seller, on the one hand, or Purchaser, on the other hand, (A) if any Legal Restraint having the effect set forth in Section 6.01(b) shall be in effect and shall have become final and non-appealable or (B) on or after the date that is 300 days after the date of this Agreement (the “Outside Date”), if the Acquisition or the Purchaser Share Issuance shall not have been consummated for any reason; provided that if on the Outside Date any of the conditions set forth in Section 6.01(a) shall not have been satisfied but all other conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended to the 60th day thereafter and such date shall become the Outside Date for purposes of this Agreement; provided, further, however, that the right to terminate this Agreement under this Section 7.01(a)(iv) shall not be available to Seller or Purchaser, as applicable, if the failure of the condition set forth in Section 6.01(a) to have been satisfied or the failure of the Acquisition or the Purchaser Share Issuance to have been consummated, as applicable, was caused by the failure of, in the case of Seller, Seller, or, in the case of Purchaser, Purchaser to comply with its applicable obligations under Section 5.01;

(v)                                 by Purchaser, if a Company Material Adverse Effect or Company Representation Breach has occurred prior to the date of the Approval; provided that a Company Material Adverse Effect or Company Representation Breach shall be deemed not to have occurred, for purposes of this Section 7.01(a)(v), if, as of the date hereof, to the Knowledge of Purchaser, a Company Material Adverse Effect or Company Representation Breach has occurred, or would be reasonably expected to occur; or

(vi)                              by Seller, if Purchaser has provided a Company Event Notice to Seller.

(b)                     In the event of termination by either Seller or Purchaser pursuant to Section 7.01(a)(ii), 7.01(a)(iii), 7.01(a)(iv), 7.01(a)(v) or 7.01(a)(vi), written notice thereof shall forthwith be given to the other and the transactions contemplated hereby shall be abandoned, without further action by any party.

SECTION 7.02.                                   Termination; Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, without any liability or obligation on the part of Purchaser and Seller, except for the provisions of Sections 3.05, 4.05, 5.03, this Section 7.02 and Article X.  Notwithstanding the immediately preceding sentence, nothing in this Article VII shall impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or shall release any party from any liability for any willful and intentional breach by such party of the terms, conditions and other provisions of this Agreement or any fraud, willful or intentional misrepresentation, willful misconduct or willful concealment by or on behalf of such party.  For the avoidance of doubt, if this Agreement is terminated by Purchaser or Seller pursuant to Section 7.01(a)(v) or Section 7.01(a)(vi), neither Purchaser nor Seller shall have any recourse, claim or cause of action based upon, or arising out of, or related to this Agreement (including claims or causes of action in tort or other non-contractual based theory) against the other.

ARTICLE VIII

Indemnification

SECTION 8.01.                                   Survival of Covenants, Agreements, Representations and Warranties.  For purposes of this Article VIII (and notwithstanding anything to the contrary contained in this Agreement or otherwise), the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to survive the Closing and to remain in full force and effect, regardless of any investigation made by or on behalf of any party, until the indemnification obligation therefor terminates in accordance with Section 8.05.

SECTION 8.02.                                   Indemnification by Seller.  (a)  Subject to the limitations set forth in this Article VIII, Seller agrees to indemnify and hold harmless each of Purchaser and its subsidiaries and the officers, directors, employees, agents and representatives of Purchaser and its subsidiaries and, solely with respect to clause (iii) below, any Indian Investee and its officers, directors, employees, agents and representatives (each, a “Purchaser Indemnitee”) from and against any and all Losses asserted against, imposed upon or incurred by such Purchaser Indemnitee that arise out of, are related to or in connection with:

(i)                                     any inaccuracy or breach of (A) any Seller Fundamental Representation or (B) any representation or warranty of Seller contained in this Agreement, other than any Seller Fundamental Representation or Company Representation or Warranty or (C) any Company Representation or Warranty, but only if and to the extent that a Company Event Notice has been sent by Purchaser to Seller prior to Closing and Closing has occurred and only with respect to such matters as are specified in such Company Event Notice (it being agreed to that, in the case of clauses (A), (B) and (C), for purposes of determining the existence of any such inaccuracy or breach or the amount of any Loss with respect thereto, all such representations and warranties that are qualified as to “materiality”, “Company Material Adverse Effect” or “Seller Material Adverse Effect” shall be deemed to be not so qualified);

(ii)                                  any failure by Seller to perform or comply with any covenant or agreement of Seller in accordance with this Agreement;

(iii)                               any Transaction Tax levied by any Taxing Authority; and

(iv)                              any action taken by any Taxing Authority pursuant to Section 281 of the IT Act to declare void or otherwise impede the sale to Purchaser of the Sale Shares sold by such Seller pursuant to this Agreement.

(b)                     The parties acknowledge and agree that the rights of any Purchaser Indemnitee to indemnification pursuant to this Section 8.02 with respect to a representation,

warranty, covenant or agreement of Seller are an essential part of the economic terms of, and the allocation of risks contained in, this Agreement.

SECTION 8.03.                                   Indemnification by Purchaser.  (a)  Subject to the limitations set forth in this Article VIII, Purchaser agrees to indemnify and hold harmless Seller and its subsidiaries and the officers, directors, employees, agents and representatives of Seller and its subsidiaries (each, a “Seller Indemnitee”) from and against any and all Losses asserted against, imposed upon or incurred by such Seller Indemnitee that arise out of, are related to or in connection with:

(i)                                     any inaccuracy or breach of (A) any Purchaser Fundamental Representation or (B) any representation or warranty of Purchaser contained in this Agreement, other than any Purchaser Fundamental Representation or Section 4.11 or (C) Section 4.11, but only if and to the extent that a Company Event Notice has been sent by Purchaser to Seller prior to Closing and Closing has occurred and only with respect to such matters as are specified in such Company Event Notice (it being agreed that, in the cases of clauses (A), (B) and (C), for purposes of determining the existence of any such inaccuracy or breach or the amount of any Loss with respect thereto, all such representations and warranties that are qualified as to “materiality”, “Company Material Adverse Effect” or “Purchaser Material Adverse Effect” shall be deemed to be not so qualified); and

(ii)                                  any failure by Purchaser to perform or comply with any covenant or agreement of Purchaser in accordance with this Agreement.

(b)                     The parties acknowledge and agree that the rights of any Seller Indemnitee to indemnification pursuant to this Section 8.03 with respect to a representation, warranty, covenant or agreement of Purchaser are an essential part of the economic terms of, and the allocation of risks contained in, this Agreement.

SECTION 8.04.                                   Indemnification Procedures.  (a)  Procedures for Third-Party Claims.  (i) If a claim by a third party is made against a Purchaser Indemnitee or a Seller Indemnitee (each, an “Indemnitee”) arising out of a matter for which the Indemnitee is entitled to be indemnified pursuant to this Article VIII (a “Third-Party Claim”), the Indemnitee shall promptly, but in any event no later than 30 days after it has knowledge of a written assertion of liability with respect to such Third-Party Claim, notify the indemnifying party in writing of such Third-Party Claim (the “Third-Party Claim Notice”).  The failure of the Indemnitee to promptly notify the indemnifying party hereunder shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually or reasonably likely to be prejudiced by such failure (and except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).  The Indemnitee shall supply the indemnifying party and at such indemnifying party’s election, its representatives, agents or assigns, with such information and documents as it has in its possession regarding such Third-Party Claim, and will allow reasonable access to relevant personnel, auditors and other representatives of the Indemnitee (subject to customary exceptions for legal privilege) together with all pertinent information in its possession regarding the amount of the Loss that it asserts it has sustained or incurred (or reasonably expects to sustain or incur), and will permit the indemnifying party (as well as such indemnifying party’s representatives, agents or assigns) to inspect such other records and books in the possession of the Indemnitee and relating to the Third-Party Claim and asserted Loss as the indemnifying party shall reasonably request, and the Indemnitee shall cooperate with the indemnifying party with respect to matters relating to any Third-Party Claims.

(ii)                                  If a Third-Party Claim is made against an Indemnitee, the indemnifying party shall be entitled to participate in the defense thereof and, subject to the limitations contained in this Section 8.04(a), to assume and control the defense thereof of such Third-Party Claim if it so chooses with counsel selected by the indemnifying party by delivering notice of assumption and control of such defense to the Indemnitee within 15 business days of receipt of the Third-Party Claim Notice.  Should the indemnifying party so elect to assume and control the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof, unless (A) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (B) the Indemnitee shall have been advised by counsel that the assumption and control of such defense by the indemnifying party would be inappropriate due to an actual or potential conflict of interest or (C) the Indemnitee shall have been advised by counsel that one or more defenses are available to the Indemnitee that are not available to the indemnifying party (provided that the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel for all Indemnitees, other than one local counsel in each relevant jurisdiction).  If the indemnifying party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ at its own expense counsel not reasonably objected to by the indemnifying party, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense and shall be empowered to make any settlement with respect to such Third-Party Claim, subject to the remaining terms of this Section 8.04(a).  The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the indemnifying party has not assumed the defense thereof.  If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties shall cooperate and shall cause their affiliates to cooperate in the defense or prosecution thereof.  Whether or not the indemnifying party assumes the defense of a Third-Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent (such consent not to be unreasonably withheld or delayed), except if (x) the Indemnitee is reasonably expected to be liable for Losses in an amount materially in excess of amounts reasonably expected to be received from the indemnifying party or (y) such settlement or compromise is in respect of a proceeding that seeks an injunction or equitable relief against the Indemnitee.  If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of such Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim and which releases the Indemnitee completely in connection with such Third-Party Claim, which does not contain any admission of wrongdoing or misconduct by the Indemnitee and which does not involve any non-monetary relief (other than customary confidentiality terms).

Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume and control the defense of any Third-Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third-Party Claim) if (x) the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee that the Indemnitee reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages or (y) in the event the Third-Party Claim were to be unfavorably decided, the Indemnitee would be reasonably likely to be liable for Losses in an amount materially in excess of amounts reasonably expected to be received from the indemnifying party.  If such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume and control the defense of the portion relating to money damages.

(iii)                               Notwithstanding anything to the contrary contained in this Section 8.04 or elsewhere in this Agreement, in the event of the assertion or commencement by any Taxing Authority of any claim or proceeding with respect to which any Seller may become obligated to hold harmless, indemnify, compensate or reimburse any Purchaser Indemnitee pursuant to Section 8.02(a)(iii) and Section 8.02(a)(i)(C), the defense of such claim shall be conducted in accordance with Schedule 10.

(b)                     Procedures for Direct Claims.  In the event any Indemnitee should have a claim against the indemnifying party under this Agreement that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnitee (a “Direct Claim”), the Indemnitee shall promptly, but in any event no later than 30 days after it has knowledge of the underlying facts of such Direct Claim, notify the indemnifying party in writing of such Direct Claim.  The failure of the Indemnitee to promptly notify the indemnifying party hereunder shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually or reasonably likely to be prejudiced by such failure (and except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).  Promptly after written notice of a claim has been provided as set forth above (and in no event later than five days after the Indemnitee provides notice of the claim as set forth above), the Indemnitee shall supply the indemnifying party with such information and documents as it has in its possession regarding such Direct Claim, together with all pertinent information in its possession regarding the amount of the Losses that it asserts it has sustained or incurred (or reasonably expects to sustain or incur), and will permit the indemnifying party to inspect such other records and books in the possession of the Indemnitee, and will allow reasonable access at the indemnifying party’s expense, to relevant personnel, auditors and other representatives (subject to customary exceptions for legal privilege), in each case relating to the Direct Claim and asserted Losses as the indemnifying party shall reasonably request.

SECTION 8.05.                                   Termination of Indemnification.  Except with respect to fraud, willful or intentional misrepresentation, willful misconduct or willful concealment by or on behalf of Seller or Purchaser:

(a)                     The obligations to indemnify and hold harmless any Indemnitee pursuant to Section 8.02(a)(i)(B) or Section 8.03(a)(i)(B) shall terminate on the date that is twelve (12)

months after the Closing Date; provided, however, that the obligations to indemnify and hold harmless any Indemnitee shall not terminate with respect to any and all Third-Party Claims and Direct Claims (together, “Claims”) that such Indemnitee has, before the expiration of such period, previously asserted against the indemnifying party by delivering a notice to the indemnifying party in accordance with this Agreement, which obligations shall survive until all such Claims are finally resolved.

(b)                     The obligations to indemnify and hold harmless any Indemnitee pursuant to Sections 8.02(a)(i)(A), 8.02(a)(i)(C), 8.02(a)(ii), 8.03(a)(i)(A), 8.03(a)(i)(C) and 8.03(a)(ii) shall not terminate.

(c)                      The obligations to indemnify and hold harmless any Purchaser Indemnitee pursuant to Sections 8.02(a)(iii) and 8.02(a)(iv) shall terminate 60 days after the expiration of the applicable Tax-related statute of limitations (as it may be extended) applicable to the subject matter of the Tax indemnity in question; provided, however, that the obligations to indemnify and hold harmless any Purchaser Indemnitee shall not terminate with respect to any and all Claims that such Purchaser Indemnitee has, before the expiration of such period, previously asserted against the indemnifying party by delivering a notice to the indemnifying party in accordance with this Agreement, which obligations shall survive until all such Claims are finally resolved.

SECTION 8.06.                                   Exclusive Remedy Against the Indemnifying Party.  Except with respect to fraud, willful or intentional misrepresentation, willful misconduct or willful concealment by or on behalf of Seller or Purchaser, an Indemnitee’s right to indemnification under this Article VIII constitutes such Indemnitee’s sole and exclusive monetary remedy for Losses from the indemnifying party with respect to any inaccuracy or breach of any representation or warranty in this Agreement or any failure to perform or comply with any covenant or agreement in this Agreement; provided, however, that nothing herein shall limit any party’s right to seek specific performance or injunctive relief in accordance with Section 10.10.

SECTION 8.07.                                   Limitation of Indemnification.  (a)  Neither Seller nor Purchaser shall be liable for any Losses indemnifiable pursuant to Section 8.02(a)(i)(B) or Section 8.03(a)(i)(B), respectively, unless the aggregate amount of all such Losses exceeds on a cumulative basis $5,000,000 (the “Deductible”), in which case the Indemnitees shall only be entitled to indemnification for all such Losses in excess of the Deductible (it being understood that any such individual claims for amounts less than $200,000 shall be ignored in determining whether the Deductible has been exceeded and thereafter).

(b)                     Seller’s and Purchaser’s aggregate liability under Section 8.02(a)(i)(A) and Section 8.03(a)(i)(A), respectively, shall in no event exceed $1,500,000,000.

(c)                      (i) Seller shall not be liable for any Losses indemnifiable pursuant to Section 8.02(a)(i)(B) for amounts in the aggregate in excess of $150,000,000 and (ii) Purchaser shall not be liable for any Losses indemnifiable pursuant to Section 8.03(a)(i)(B) for amounts in the aggregate in excess of $150,000,000.

(d)                     The limitations set forth in this Section 8.07 shall not be applicable to any Losses that arise out of, or relate to or are in connection with (i) fraud, willful or intentional misrepresentation, willful misconduct or willful concealment by or on behalf of Seller or Purchaser; and (ii) Sections 8.02(a)(i)(C), 8.02(a)(iii), 8.02(a)(iv) and 8.03(a)(i)(C).

SECTION 8.08.                                   Manner of Payment.  Within 10 business days after the amount of any Losses for which an Indemnitee is indemnified pursuant to this Article VIII is finally determined, the indemnifying party shall pay to such Indemnitee such amount in cash by wire transfer of immediately available funds to an account designated in writing by such Indemnitee at least two business days prior to the payment date.

SECTION 8.09.                                   Consideration Adjustment.  For all tax purposes, Purchaser and Seller agree to treat any indemnity payment under this Agreement as an adjustment to the purchase price unless a final determination provides otherwise.

SECTION 8.10.                                   Knowledge.  (a)  Notwithstanding anything to the contrary contained in this Article VIII, Seller shall not be required to indemnify or hold harmless any Purchaser Indemnitee from and against any or all Losses asserted against, imposed upon or incurred by such Purchaser Indemnitee that arise out of, are related to or in connection with any inaccuracy or breach of any Company Representation or Warranty, if Purchaser, as of the date of this Agreement, knew that any such Company Representation or Warranty was not true and correct.

(b)                     For purposes of determining pursuant to any provision of this Agreement whether there has been any inaccuracy or breach of any Company Representation or Warranty, “Knowledge of Seller” shall mean the actual knowledge prior to the date hereof of the Resigning Directors (other than Paul Laurence Halpin).

(c)                      The rights of each Purchaser Indemnitee under Section 8.02, and the rights of each Seller Indemnitee under Section 8.03, in each case after Closing, shall not be affected by any knowledge after the execution of this Agreement and prior to the Closing of any breach of representation or warranty, whether such knowledge came from Seller, Purchaser or any other Person, or any waiver of Section 6.02(a) or Section 6.03(a).

ARTICLE IX

Guarantee

SECTION 9.01.                                   Seller Guarantee.  Seller Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Purchaser the due and punctual performance and observance of, and compliance with, all covenants, agreements, obligations, liabilities, indemnities and warranties of Seller under or pursuant to the Transaction Agreements.

ARTICLE X

Miscellaneous

SECTION 10.01.                            Assignment.  Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned, in whole or in part, by any of the parties (including by operation of Law or otherwise) without the prior written consent of the other parties; provided that (i) Purchaser may assign any of its rights, interests and obligations under this Agreement, in whole or in part, to any one or more of Purchaser’s subsidiaries, (ii) all the Sale Shares must be acquired hereunder, beneficially and of record, at Closing by not more than one Person, (iii) Seller may assign any of its rights, interests and obligations under this Agreement, in whole or in part, to any one or more Naspers Subsidiaries, (iv) all the Purchase Shares must be acquired hereunder, beneficially and of record, at Closing by not more than one Person, provided, further that, in each case of (i) and (iii), no such assignment shall release Purchaser or Seller from any liability or obligation under this Agreement.  Subject to the immediately preceding sentence, this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.  Any attempted assignment in violation of this Section 10.01 shall be void.

SECTION 10.02.                            No Third-Party Beneficiaries.  Except as provided in Article VIII, this Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties and such successors and permitted assigns, any legal or equitable rights, remedies, obligations or benefits hereunder.

SECTION 10.03.                            Notices.  All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) three business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, email or other electronic transmission; provided that the facsimile transmission is promptly confirmed (electronically or otherwise), (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

if to Seller,

MIH Internet Sea Private Limited
Taurusavenue 105
2132LS, Hoofddorp
The Netherlands

Attention:  The General Counsel, Naspers Limited
Email:  david.tudor@naspers.com

with copies to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention:                                         David Mercado, Esq.

Facsimile:                                         (212) 474-3700

and:

Wayne Benn by email at wbenn@naspers.com

if to Purchaser,

Ctrip.com International Ltd.
968 Jin Zhong Road
Shanghai 200335
People’s Republic of China
Attention:  Chief Financial Officer
Facsimile:  +86 21 52510000

with copies to:

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong

Attention:  Z.  Julie Gao, Esq.
Facsimile:  +852 3740 4727

and:

Skadden, Arps, Slate, Meagher & Flom LLP
JingAn Kerry Centre, Tower II
46th Floor
1539 Nanjing West Road
Shanghai, the People’s Republic of China

Attention: Haiping Li, Esq.
Facsimile: +852 3910 4835

or to such other address(es) as shall be furnished in writing by any such party to the other parties in accordance with the provisions of this Section 10.03.

SECTION 10.04.                            Headings; Certain Definitions; Interpretation.  (a)  The descriptive headings of the several Articles and Sections of this Agreement, the Exhibits, Schedules and Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.  All references herein to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be deemed to be references to Articles or Sections hereof or the Schedules or Exhibits hereto unless otherwise indicated.  The words “party” and “parties” shall, unless the context otherwise requires, be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(b)                     For all purposes of this Agreement:

“Action” means any demand, action, proceeding, suit, countersuit, arbitration, mediation, audit, hearing, inquiry or investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with such first person.

“Applicable Contract” means any material Contract of the Company other than (i) any Contract provided to Purchaser or, for the avoidance of doubt, Purchaser’s legal counsel, whether by the Company or Seller, prior to the execution of this Agreement and that is listed on a schedule separately acknowledged by Purchaser and Seller, (ii) any Contract filed with or furnished to the SEC by the Company prior to the execution of this Agreement and that is listed on a schedule separately acknowledged by Purchaser and Seller, (iii) any Contract entered into in the ordinary course of business of the Company relating to the lease of real property or equipment, and (iv) any Contract for the purchase of supplies or the sale of products, in the case of each of clause (iii) and (iv) of this definition with an aggregate value for the twelve months following the date hereof not reasonably expected to exceed $20,000,000.

“Articles of Association” means the Second Amended and Restated Memorandum and Articles of Association of Purchaser adopted by Special Resolution passed on December 21, 2015.

“Attachment Notice” has the meaning assigned to such term in paragraph 4.2 of Schedule 10.

“Attachment Order” has the meaning assigned to such term in paragraph 4.2 of Schedule 10.

“Bankruptcy Exceptions” means applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application affecting the enforcement of creditors’ rights generally and general principles of equity.

“Big Four Accounting Firm” means any of: (a) Deloitte Touche Tohmatsu or any of its Indian Affiliates or associates; (b) KPMG or any of its Indian Affiliates or associates; (c)

PricewaterhouseCoopers or any of its Indian Affiliates or associates; and (d) EY or any of its Indian Affiliates or associates.

“Board” means the Company’s board of directors.

“business day” means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City, Shanghai, Singapore and Amsterdam.

“Capital Stock” means, with respect to any Person at any time, any and all shares, equity interests, rights to share in capital surplus or profits or receive a distribution of assets upon liquidation or dissolution, or other equivalents of capital stock (however designated or classified, whether voting or non-voting), partnership interests (whether general or limited), limited liability company interests or units, membership interests or equivalent ownership interests in or issued by such Person, and any and all warrants, options, rights or other securities (including debt securities) exercisable or exchangeable for, or convertible into, any of the foregoing.

“Change of Control” means Purchaser and its affiliates becoming the beneficial owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the voting stock of the Company.

“Company Business Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Business Material Adverse Effect:  (i) any changes resulting from general market, economic, financial, capital markets or political or regulatory conditions, (ii) any changes of Law or GAAP or interpretation thereof, (iii) any changes resulting from any act of terrorism, war, national or international calamity, or any worsening thereof, (iv) any changes generally affecting the industries in which Company and its subsidiaries conduct their businesses, (v) any changes resulting from the announcement or the pendency of the Acquisition, the Purchaser Share Issuance or the other transactions contemplated hereby, including the identity of, or any facts and circumstances relating to, the parties hereto, such as any loss of employees or customers, any cancellation of or delay in customer orders or any disruption in or termination of (or loss of or other negative effect or change with respect to) customer, supplier, distributor or similar business relationships or partnerships resulting from the Acquisition, the Purchaser Share Issuance or the other transactions contemplated hereby, (vi) any changes or effects resulting from any action required to be taken by the terms of the Transaction Agreements, (vii) the failure to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition), or (viii) any Action arising from or relating to the Acquisition, the Purchaser Share Issuance or any other transaction contemplated hereby, except in the case of clauses (i), (ii), (iii) and (iv), to the extent such changes have a disproportionate impact on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses (in which case the disproportionate impact or impacts may be taken into account in determining whether there has been a Company Business Material Adverse Effect).

“Company ESOP Plan” means the Company’s share option program named the MakeMyTrip.com 2001 Equity Option Plan, as amended and restated.

“Company Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that results from the exercise of a right (a “Right”), arising solely as a result of a Change of Control, by any party (a “Counterparty”), other than the Company or a subsidiary thereof (collectively, a “Company Party”), to an Applicable Contract to (i) terminate, cancel, rescind, limit or otherwise modify any such Applicable Contract or any material rights, benefits or entitlements of a Company Party thereunder, (ii) accelerate any obligation (of payment or otherwise) of a Company Party under any such Applicable Contract, or (iii) give rise to any increased, additional or guaranteed payments, rights, benefits or entitlements of the applicable Counterparty.

“Company Representation or Warranty” means any of the representations or warranties contained in Sections 3.02 and 3.09 (with “Company Representations or Warranties” having a meaning correlative to the foregoing).

“Company Share Incentive Plan” means the Company’s share incentive plan named the MakeMyTrip 2010 Share Incentive Plan.

“Confidentiality Agreement” means the mutual confidentiality agreement, dated November 26, 2018, by and between Purchaser and Seller, as amended from time to time.

“Consent” means any consent, approval, waiver, license, permit, franchise, authorization or order.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, sublease, license, legally binding commitment or other contract or agreement, in each case (i) that is still in effect and (ii) including all amendments thereto.

“control” (including the terms “controlled by” and “under common control with” and other correlative terms thereof) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Deposit Agreement” means the Deposit Agreement dated as of December 8, 2003, as amended and restated as of August 11, 2006, and as further amended and restated as of December 3, 2007, among Purchaser, The Bank of New York Mellon (formerly known as The Bank of New York) as Depositary, and all owners and beneficial owners from time to time of Purchaser ADSs issued thereunder, if amended or supplemented as provided therein, as so amended or supplemented.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” means, (a) with respect to the Purchaser, generally accepted accounting principles in the United States and (b) with respect to the Company, International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Governmental Entity” means any federal, state, provincial or local, domestic or foreign, government or court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority, instrumentality or agency.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“ICC Arbitration Rules” or “Rules” means the International Chamber of Commerce Rules of Arbitration.

“Indian Investee” means any Indian entity through which the Company derives, directly or indirectly, its value substantially from assets located in India, as referred to in Explanation 5 to Section 9(1)(i) of the IT Act.

“Indian Tax Year” means the 12-month period commencing on April 1st of a particular calendar year and ending on March 31st of the following calendar year.

“Injunctive Order” has the meaning assigned to such term in paragraph 6 of Schedule 10.

“Investor Rights Agreement” means the investor rights agreement dated as of January 7, 2016 by and between the Company and Purchaser, as amended.

“IT Act” means the (Indian) Income Tax Act, 1961, together with any statutory modifications or re-enactment thereof and with all applicable by-laws, rules, regulations, orders, circulars, notifications, ordinances and the like issued thereunder.

“Judgment” means any judgment, order, decree, writ, injunction, circular, award, settlement, stipulation or finding issued, promulgated, made, rendered, entered into or enforced by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Knowledge of Purchaser” means the knowledge of Cindy Xiaofan Wang, Jane Jie Sun, James Jianzhang Liang and the executive officers of Purchaser and, solely for the purposes of Sections 4.11, 6.02(d) and 7.01(a)(v), Shiwei Zhou.

“Knowledge of Seller” has the meaning assigned to such term in Section 8.10(b).

“Law” means any statute, law, ordinance, legally-binding rule, regulation or any legally binding administrative or judicial decisions, interpretations, or policies issued by any Governmental Entity in connection with any of the foregoing.

“Lien” means any pledge, claim, lien, charge, mortgage, hypothec, deed of trust, security interest, option, lease, right of first refusal or offer, or other encumbrance of any kind or nature whatsoever.

“Losses” of any person shall mean any and all Proceedings, assessments, losses, damages, liabilities, taxes, costs and expenses asserted against, imposed upon or incurred by such person, including interest, penalties, attorneys’ fees and expenses, third-party expert and consultant fees and expenses, fines, Judgments and awards; provided, however, that “Losses” shall not include indirect, special, incidental, consequential (other than consequential damages that are the natural and reasonably foreseeable consequence of a breach which shall be recoverable by Indemnitees hereunder subject to the terms of this Agreement, but excluding any diminution in value) or punitive damages, except in the case of an indemnifying party’s obligation to indemnify an Indemnitee for amounts paid to a third party where such damages are awarded pursuant to a Third-Party Claim that is subject to indemnification hereunder.

“Monsoon Transaction Agreement” means the transaction agreement, dated October 18, 2016 between, among others, Seller and the Company, as amended from time to time.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Naspers Limited” means Naspers Limited, a limited liability company organized under the laws of the Republic of South Africa.

“Naspers Subsidiary” means any subsidiary of Naspers Limited.

“Organizational Documents” means  any charter, certificate or deed of incorporation, certificate of formation, articles of association, bylaws, operating agreement or similar formation or governing documents, including, for the avoidance of doubt, in the case of Purchaser’s Organizational Documents, the Articles of Association and in the case of the Company’s Organizational Documents, the Constitution.

“PAN Substitute” means, with respect to  Seller: (a) the name, e-mail id and contact number of such Seller; (b) the address of Seller in Singapore; (c) a certified copy of a valid tax residence certificate issued by the relevant Governmental Entity to such Seller in Singapore covering the entire Indian Tax Year in which the Closing occurs; and (d) a certified copy of a tax identification number of such Seller in Singapore and in case no such number is available, then a unique number on the basis of which such Seller is identified by the relevant Governmental Entity in Singapore.

“Permit” means a permit, license, franchise, consent or authorization from a Governmental Entity.

“person” or “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Proceeding” means any action, suit, charge, hearing, proceeding, claim or counterclaim or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation.

“Purchaser ADSs” means the American depositary shares, each representing 0.125 Purchaser Common Share, issued pursuant to the Deposit Agreement and listed and traded on the Nasdaq Global Select Market.

“Purchaser Common Shares” means the fully paid ordinary shares, par value $0.01 per share, of Purchaser.

“Purchaser Convertible Notes” means the (i) $500,000,000 aggregate principal amount of 1.00% Convertible Notes, due August 2019, issued in August 2014; (ii) $250,000,000 aggregate principal amount of 1.00% Convertible Notes, due May 2020, issued in May 2015; (iii) $700,000,000 aggregate principal amount of 1.00% Convertible Notes, due July 2020, issued in July 2015; (iv) $975,000,000 aggregate principal amount of 1.25% Convertible Notes, due September 2022, issued in September 2016; (v) $25,000,000 aggregate principal amount of 1.25% Convertible Notes, due September 2022, issued in September 2016; (vi) $400,000,000 aggregate principal amount of 1.99% Convertible Notes, due July 2025, issued in July 2015; (vii) $500,000,000 aggregate principal amount of 2.00% Convertible Notes, due December 2025, issued in December 2015; and (viii) $500,000,000 aggregate principal amount of 2.00% Convertible Notes, due December 2025, issued in December 2015.

“Purchaser Fundamental Representations” means the representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.04, 4.08 and 4.14.

“Purchaser Group Companies” means Purchaser and any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by Purchaser directly or indirectly through one or more intermediaries, including any variable interest entity controlled by and consolidated with Purchaser.

“Purchaser Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence (collectively, an “Event”) (a) that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole (it being agreed that materiality for purposes of this definition shall be based on 5% of Purchaser’s total consolidated assets as included on Purchaser’s most recent audited consolidated balance sheet as of the time of any such Event); provided that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Purchaser Material Adverse Effect:  (i) any changes resulting from general market, economic, financial, capital markets or political or regulatory conditions, (ii) any changes of Law or GAAP or interpretation thereof, (iii) any changes resulting from any act of terrorism, war, national or international calamity, or any worsening thereof, (iv) any changes generally affecting the industries in which Purchaser and its subsidiaries conduct their businesses, (v) any changes resulting from the announcement or the pendency of the Acquisition, the Purchaser Share Issuance or the other transactions contemplated hereby, including the identity of, or any facts and circumstances relating to, the parties hereto, such as any loss of employees or customers, any cancellation of or delay in customer orders or any disruption in or termination of (or loss of or other negative effect or change with respect to) customer, supplier, distributor or similar business relationships or partnerships resulting from the Acquisition, the Purchaser Share Issuance or the other transactions contemplated hereby, (vi) any changes or effects resulting from any action required to be taken by the terms of the Transaction Agreements, (vii) the failure to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted from this definition), or (viii) any Action arising from or relating to the Acquisition, the Purchaser Share Issuance or any other transaction contemplated hereby, except in the case of clauses (i), (ii), (iii) and (iv), to the extent such changes have a disproportionate impact on Purchaser and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Purchaser and its subsidiaries conduct their businesses (in which case the disproportionate impact or impacts may be taken into account in determining whether there has been a Purchaser Material Adverse Effect) or (b) that prevents or materially impedes, interferes with, hinders or delays the consummation of the Acquisition or performance by the Purchaser of any of its material obligations under the Transaction Agreements.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller Conduct Notice” has the meaning assigned to such term in paragraph 3.1 of Schedule 10.

“Seller Fundamental Representations” means the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.08 and 3.10.

“Seller Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence that impairs in any material respect the ability of Seller to perform its obligations under the Transaction Agreements or prevents or materially impedes, interferes with, hinders or delays the consummation of any of the transactions contemplated thereby.

“subsidiary” means, with respect to any person, any other person, an amount of the voting securities or other voting ownership or voting partnership interests of which sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned, directly or indirectly, by such first person or by another subsidiary of such first person.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax an additional amounts imposed with respect thereto), in each case in the nature of a tax, imposed by any Governmental Entity (whether payable directly or by withholding), including income, franchise, windfall or other profits, gross receipts, property, escheat or unclaimed property, sales, use, severance, net worth, capital stock, branch profits, customs duties, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, service, stamp, transfer, value-added, premium, minimum and alternative minimum, gains tax and license, customs duty and registration and documentation fees.

“Tax Deposit” has the meaning assigned to such term in paragraph 5.2 of Schedule 10.

“Tax Deposit Period” has the meaning assigned to such term in paragraph 5.2 of Schedule 10.

“Tax Return” means any return (including any information return), report, statement, declaration, self-assessment, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable law relating to any Tax.

“Taxing Authority” means, with respect to any Tax, any Governmental Entity or political subdivision thereof that is competent to impose, administer, levy or assess such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity or subdivision, including any governmental or quasi-Governmental Entity or agency that is competent to impose, administer, levy or assess, or is charged with collecting, social security or similar charges or premiums

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Amendment to the Rights Agreement and the Cooperation Agreement.

“Transaction Tax” means: (a) any Tax (including minimum alternate tax, surcharge, cess) levied, imposed, claimed or assessed under the IT Act, in respect of the sale and purchase of Sale Shares (including any Tax resulting from any change in any applicable law or any retrospective amendment to any applicable law), which is levied upon or recoverable from any the Purchaser Indemnitees or any Indian Investee as a payer or in its capacity as an agent or a representative assessee (as defined in the IT Act) of any Seller or otherwise under the Agreement; and (b) any penalty or interest imposed with respect to any amount described in clause “(a)” above.

“Transaction Tax Claim” means any enquiry, notice, demand, assessment, claim, discussion or other written communication from any Taxing Authority related to any Transaction Tax that is or may be levied against any of the Purchaser Indemnitees or any Indian Investee by any Taxing Authority, including all claims or demands for any deposit, interest, penalty, interim payment, advance payment or issuance of security or bank guarantee for payment of any such claim, regardless of whether such claim or demand arises out of any order, whether interim or final, and regardless of any further right of appeal against such an order, including any claim arising pursuant to any Transaction Tax Proceeding.

“Transaction Tax Indemnifying Notice” has the meaning assigned to such term in paragraph 2 of Schedule 10.

“Transaction Tax Proceeding” means any notice, show cause notice, inquiry, writ, suit, recovery proceeding, demand, claim, notice, representative assessee related proceeding, assessment proceeding, tax deduction at source related proceeding, re-assessment proceeding, interest related proceeding, penalty related proceeding, rectification, stay of demand related proceeding, appeal (at any level) or any other similar or incidental action related to any Transaction Tax arising out of or relating to the Acquisition or payment for any Sale Share.

“TRC Residual Period” has the meaning assigned to such term in Section 5.13.

(c)                      For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall”.  The word “or” is not exclusive.  The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to April 26, 2019.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.  Any applicable Law defined or referred to herein means such applicable Law as from time to time amended, modified or supplemented.  Any reference to any statute herein shall also be deemed to refer to all rules and regulations promulgated thereunder.  References to a person are also to its successors and permitted assigns.

SECTION 10.05.                            Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered, in person or by facsimile, or by electronic image scan, receipt acknowledged, to the other parties.

SECTION 10.06.                            Integrated Contract.  This Agreement, including the Exhibits and Schedules thereto, and any written amendments to the foregoing satisfying the requirements of Section 10.11 hereof and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters.  All Exhibits and the Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any term used in any Exhibit or Schedule hereto but not otherwise defined therein shall be defined as set forth in this Agreement.

SECTION 10.07.                            Severability.  The invalidity, illegality or unenforceability of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions of this Agreement.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any Proceeding brought to enforce such restriction.

SECTION 10.08.                            Governing Law.  This Agreement and disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to its conflicts of law principles.

SECTION 10.09.                            Dispute Resolution.  (a)  For any dispute arising prior to the completion of the Closing out of or in connection with this Agreement, each party irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, for the purposes of any suit, Action or other proceeding arising out of this Agreement or the transactions contemplated hereby, and irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, Action or proceeding has been brought in an inconvenient forum.  Each party agrees that final judgment in any such suit, Action or proceeding brought in such court shall be conclusive and binding upon each party, as applicable, and may be enforced in any court to the jurisdiction of which each party, as applicable, or it properties or assets is subject by a suit upon such judgment.  Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 10.03 shall be effective service of process for any such suit, Action or proceeding.

(b)                     For any dispute arising following the completion of the Closing out of or in connection with this Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the ICC Arbitration Rules, which are deemed to be incorporated by reference into this clause.

(i)                                     The number of arbitrators shall be three.

(ii)                                  The seat, or legal place, of arbitration shall be New York, New York.

(iii)                               The language to be used in the arbitral proceedings shall be English.

(iv)                              Without prejudice to any party’s right to seek emergency, conservatory or interim measures of relief in any arbitral proceeding initiated in accordance with the ICC Arbitration Rules, any party may apply at any time to a court of competent jurisdiction for interim or emergency relief, including conservatory measures of protection or a preliminary injunction.

(c)                      In the event there is a conflict between this Section 10.09 and the dispute resolution mechanism in the Registration Rights Agreement, the Cooperation Agreement or any other ancillary agreement entered into in connection with this Agreement, the dispute mechanism in such agreement shall prevail.

SECTION 10.10.                            Enforcement.  The parties agree that irreparable damage could occur, for which monetary damages (even if available) would not be an adequate remedy, and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed to that the parties shall be entitled to seek an injunction or injunctions or specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the provisions of this

Agreement, this being in addition to any other remedy to which the parties are entitled at Law or in equity.  Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Each party hereby waives any requirements for the securing or posting of any bond with such equitable remedy.

SECTION 10.11.                            Amendments.  This Agreement may be amended, modified, superseded or canceled only by an instrument in writing signed by Seller and Purchaser and any of the provisions hereof may be waived only by an instrument in writing signed by or on behalf of the party waiving compliance.

SECTION 10.12.                            Further Assurances.  Each of Seller and Purchaser agrees to execute and deliver, upon the written request of any other party, any and all such further instruments and documents, or take any actions, as are reasonably appropriate, for the purpose of obtaining the full benefits of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

CTRIP.COM INTERNATIONAL, LTD.

By	/s/ Jane Jie Sun
	Name:	Jane Jie Sun
	Title:	Chief Executive Officer

MIH INTERNET SEA PRIVATE LIMITED

By	/s/ Marian Ho Wui Mee
	Name:	Marian Ho Wui Mee
	Title:	Director

MIH B2C HOLDINGS B.V.

By	/s/ Serge de Reus
	Name:	Serge de Reus
	Title:	Director

[Signature Page to Share Purchase Agreement]

Exhibit A — Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of ______________, by and between:

(1)         Ctrip.com International, Ltd., a Cayman Islands exempted company (the “Company”); and

(2)         MIH Internet Sea Private Limited, a limited liability company organized under the laws of Singapore (the “Investor”);

The parties listed above are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

A.                                    The Company and the Investor entered into a share purchase agreement, dated as of April 26, 2019 (the “Share Purchase Agreement”) and a cooperation agreement, dated as of ______________ (the “Cooperation Agreement”), pursuant to which, among other things, the Company issued and delivered to the Investor certain Ordinary Shares in exchange for certain Class B convertible ordinary shares, par value US$0.0005, of MakeMyTrip Limited, a limited liability company organized under the laws of Mauritius; and

B.                                    In connection with the Share Purchase Agreement and in order to induce the Investor to consummate the transactions contemplated under the Share Purchase Agreement, the Company and the Investor have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                                      Interpretation.

1.1                               Definitions. The following terms shall have the meanings ascribed to them below:

“ADS” means an American depositary share, representing 0.125 Ordinary Share as of the date of this Agreement, issued pursuant to the Deposit Agreement and listed and traded on the Nasdaq Global Select Market as of the date of this Agreement.

“ADS Depositary” means The Bank of New York Mellon, a New York banking corporation, or any successor depositary appointed in accordance with the terms of the Deposit Agreement.

“Affiliate” means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Applicable Securities Laws” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Baidu” means Baidu Holdings Limited, a British Virgin Islands company, and its “Permitted Transferees” under and as defined in the Registration Rights Agreement dated as of October 26, 2015, between the Company and Baidu, as in effect on the date of this Agreement.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or the City of New York.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Deposit Agreement” means the deposit agreement, as amended from time to time, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADSs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Equity Securities” means the Ordinary Shares, ADSs and any other equity securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any nation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Ordinary Shares” means the ordinary shares, par value US$0.01 per share, of the Company.

“Permitted Transferee” means, with respect to the Investor, (i) any Affiliate of the Investor for so long as such transferee remains an Affiliate of the Investor at all times following the applicable transfer (unless another clause of this definition applies), and (ii) only one other Person (other than any Competitor as defined in the Cooperation Agreement) who purchases, in a single transaction, at least 50% of the Registrable Securities held by the Investor as of the date hereof and who has executed and delivered to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by, and entitled to the benefits of, the terms of this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, including any Governmental Authority, or any group of two or more of the foregoing.

“PRC” means the People’s Republic of China, and solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registrable Securities” means all of the Ordinary Shares acquired from the Company by the Investor pursuant to the Share Purchase Agreement or otherwise from time to time (as adjusted for any stock split, stock dividend, recapitalization, reclassification or similar transaction of the Company).

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including, without limitation, Rule 415).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration Statement” means a “shelf” registration statement on an appropriate form providing for the registration and sale of securities on a delayed or continuous basis pursuant to Rule 415.

“U.S.” means the United States of America.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

1.2                               Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this

Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.                                      Registration Rights.

2.1                               Piggyback Registrations.

(a)                                 The Company shall notify the Investor in writing at least five (5) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including Registration Statements relating to primary offerings of securities for the Company’s own account and secondary offerings of securities for the account of other proposed sellers, but excluding Registration Statements filed under Section 2.2 of this Agreement or relating to any employee benefit plan or a corporate reorganization), and shall afford the Investor an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by the Investor (“Piggyback Registration”).  If the Investor desires to include in any such Piggyback Registration all or any part of the Registrable Securities held by it, it shall within five (5) days after receipt of the above-described notice from the Company, so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities that the Investor wishes to include in such Piggyback Registration.  Upon receipt of the notice from the Investor requesting that all or any part of its Registrable Securities are included in a Piggyback Registration, the Company shall use its reasonable best efforts to cause all such Registrable Securities held by the Investor with respect to which the Company has received such written request for inclusion, to be included in such Piggyback Registration on the same terms and conditions as the Company’s securities being sold in such Piggyback Registration.  If the Investor decides not to include all of its Registrable Securities in any Piggyback Registration thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 Underwriting.  If a Registration Statement under which the Company gives notice under Section 2.1(a) is for an underwritten offering, then the Company shall so advise the Investor.  In such event, the right of any of the Investor’s Registrable Securities to be included in a registration pursuant to Section 2.1(a) shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein.  If the Investor proposes to distribute its Registrable Securities through such underwriting, the Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  .  If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least five (5) days prior to the effective date of the Registration Statement.  Any Registrable Securities withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, the managing underwriter(s) determine(s) in good faith that the inclusion of all the securities sought to be included in the Piggyback Registration by the Company and all holders of Registrable Securities who have sought to have securities registered pursuant to any rights, whether pursuant to “piggyback” or other incidental or participation registration rights or otherwise, require a limitation of the number of securities to be underwritten so that the distribution of the securities sought to be sold pursuant to the Piggyback Registration is not adversely affected, then the managing underwriter(s) may exclude securities from the Piggyback Registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated as follows:

(i)                                     if the Piggyback Registration is in connection with the registration of an offering for the Company’s own account, then (A) first, the securities sought to be included by the Company, and (B) second, the securities sought to be included by all existing and future holders of Registrable Securities that have requested to participate in such underwritten offering (pro rata in proportion to the number of securities sought to be included in such offering by such holders); and

(ii)                                  if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, the securities sought to be included by sellers who have exercised demand registration rights, pro rata in proportion to the number of securities sought to be registered by all such demanding sellers, (B) second, the securities sought to be included by all existing and future holders of Registrable Securities that have requested to participate in such underwritten offering, pro rata in proportion to the number of securities sought to be registered by all such holders, and (C) third, the securities sought to be included by the Company.

(d)                                 No Limit.  Except as otherwise provided herein, there shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 2.1.

2.2                               Demand Registration.

(a)                                 From and after the date that is six (6) months after the date of this Agreement, in case the Company shall receive from the Investor a written request or requests that the Company effect a Registration (“Demand Registration”), which if the Company is a WKSI as of the filing date thereof, shall be an automatic Shelf Registration Statement, and any related qualification or compliance, with respect to all or any part of the Registrable Securities owned by the Investor, then the Company shall file and use its best efforts (i) to cause the Registration Statement covering such Registrable Securities to be declared effective under the Securities Act (unless it becomes effective automatically upon filing) as promptly as possible after the filing thereof, and (ii) to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date on which all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144.

(b)                                 Notwithstanding anything to the contrary provided above, the Company shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 2.2:

(1)                                 if the aggregate anticipated price to the public of any Registrable Securities which the Investor proposes to sell pursuant to such registration, together with the aggregate anticipated price to the public of any other securities of the Company entitled to inclusion in such registration, is less than US$50,000,000 (or the equivalent thereof in other currencies), unless such Registration covers all remaining Registrable Securities;

(2)                                 if the Company shall furnish to the Investor a certificate certifying the same signed by the Chief Executive Officer stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Investor under this Section 2.2(a); provided, however, that such period shall terminate if the Company registers any of its other Shares during such period; or

(3)                                 if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of the Investor have been excluded (with respect to all or any portion of the Registrable Securities the Investor requested be included in such registration) pursuant to Section 2.1(b).

(c)                                  No Limit.  Except as otherwise provided herein, there shall be no limit on the number of times the Investor may request Registration of Registrable Securities under this Section 2.2.

(d)                                 Selection of Underwriters.  In connection with a Demand Registration, the Investor may elect to have Registrable Securities sold in an underwritten offering.  Whenever a Demand Registration involves an underwritten offering, the Investor may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the Company’s prior written consent (such consent not be unreasonably withheld, delayed or conditioned).

(e)                                  Priority on Demand Registrations.  If, in connection with a Demand Registration, the managing underwriter(s) determine(s) in good faith that the inclusion of all the securities sought to be included in the Demand Registration by the Investor, Baidu, the Company and other proposed sellers who have sought to have securities registered pursuant to any rights, whether pursuant to “piggyback” or other incidental or participation registration rights or otherwise, require a limitation of the number of securities to be underwritten so that the distribution of the securities sought to be sold pursuant to the Demand Registration is not adversely affected, then the managing underwriter(s) may exclude securities from the Demand Registration and the underwriting, and the number of securities that may be included in the registration and the underwriting shall be allocated as follows: (i) first, the Registrable Securities sought to be included by the Investor, (ii) second, the securities sought to be included by Baidu, and (iii) third, the securities to be included by the Company and any other proposed sellers in such priority as the Company determines.

2.3                               Expenses. All expenses, other than the underwriting discounts and selling commissions and any issuance fees of the ADSs payable to the depositary in accordance with the Depositary Agreement (which shall be borne by each selling shareholder on a pro rata portion based on the number of Registrable Securities registered by each selling shareholder)  applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including but without limitation all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of the Investor’s counsel, shall be borne by the Company.  The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of the Investor.

2.4                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement.  Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective for the period specified in this Section 2 and if not so specified herein, for the lesser of (i) 180 days and (ii) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of the Company or the underwriter(s) or is prevented from selling any securities included in such registration by reason of any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, and (ii) in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180 day period shall be extended, to the extent necessary, to keep the Shelf Registration Statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements.  Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, including, but not limited to (A) keep such Registration Statement effective, and (B) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)                                  Avoidance of Suspension.  Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)                                 Prospectuses.  Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration, as well as, if requested by the lead or co-managing underwriters, if any, or any selling shareholder, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such selling shareholder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request.

(e)                                  Blue Sky.  Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Investor, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f)                                   Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by an underwriter in connection therewith.  If the Investor participates in such underwriting, the Investor shall also enter into and perform its obligations under such an agreement.

(g)                                  Notification.  Notify the Investor if the Investor has Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the Commission in respect of such Registration Statement, or (ii) the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Investor, prepare and furnish to the Investor a reasonable number of copies of a supplement or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Ordinary Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(h)                                 Opinion and Comfort Letters.  Furnish, at the request of the Investor, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) opinion letters and negative assurance letters, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investor, addressed to the underwriters, if any, and to the Investor.

(i)                                     Transfer Agent and CUSIP. Provide and maintain a transfer agent and registrar for all Registrable Securities covered by such Registration Statement and held by the Investor and, where applicable, a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration.

(j)                                    Delivery of Securities.  Cooperate with the selling shareholders and the lead managing underwriters to facilitate the timely delivery of the securities sold under any Registration Statement (which shall not bear any restrictive legends unless required under applicable Law), in such denominations and registered in such names as the lead managing underwriters or such selling shareholders may request.

(k)                                 Further Actions.  (A) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are traded, (B) use reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the selling shareholder(s) thereof to consummate the disposition of such Registrable Securities and (C) take all other customary actions reasonably requested by the selling shareholders or the lead managing underwriters pursuant to this Article II to effect the intent of this Agreement.

2.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the Investor furnishes to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such securities and other information as shall be required to timely effect the Registration of its Registrable Securities.

2.6                               Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a)                                 Indemnification by the Company.  To the extent permitted by law, the Company shall indemnify and hold harmless the Investor, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for the Investor and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;

and the Company shall reimburse the Investor, and its respective partners, officers, directors, legal counsel, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, partner, officer, director, legal counsel, underwriter or controlling Person of such Investor.

(b)                                 Indemnification by the Investor.  To the extent permitted by law, the Investor (severally but not jointly with its Permitted Transferees, if applicable) shall, if Registrable Securities held by the Investor (and/or its Permitted Transferees, if applicable) are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or Violations, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information furnished by the Investor (and/or its Permitted Transferees, if applicable) expressly for use in connection with such registration:

(i)                                     untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)                                  omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,

and the Investor (severally but not jointly with its Permitted Transferees, if applicable) shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (and/or its Permitted Transferees, if applicable), which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds received by the Investor in such registration.

(c)                                  Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, as incurred, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d)                                 Contribution.

(i)                                     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, claims, damages and liabilities suffered by an indemnified party, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Investor and/or its Permitted Transferees, if applicable (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the liable Investor and/or its Permitted Transferees, if applicable (including, in each case, their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Investor and/or its Permitted Transferees, if applicable, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)                                  The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.6(d), in the case of distributions to the public, the Investor and/or its Permitted Transferees, if applicable, shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by them and distributed to the public were offered to the public exceeds (B) the amount of any damages which the Investor and/or its Permitted Transferees, if applicable, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)                               For purposes of this Section, each Person, if any, who controls the Investor and/or its Permitted Transferees, if applicable (within the meaning of Section 15 of the Securities Act) shall have the same rights to contribution as the Investor and/or its Permitted Transferees, if applicable; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

(e)                                  Survival; Consents to Judgments and Settlements.  The obligations of the Company and the Investor under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7                               Rule 144 Reporting.  With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration pursuant to Rule 144 under the Securities Act or pursuant to a registration on a Shelf Registration Statement, the Company shall file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.8                               Maintenance of Form F-6.  The Company covenants that it will maintain the effectiveness of its Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Investor to exercise its rights hereunder and under such ADS program, and sell its Registrable Securities in the United States in the manner contemplated by this Agreement.

2.9                               Termination. The Company shall have no obligations to register any Registrable Securities proposed to be sold by the Investor if all such Registrable Securities proposed to be sold by the Investor may then be freely sold without registration and without restriction (including, volume limitations) pursuant to Rule 144 promulgated under the Securities Act.

3.                                      Term and Termination.

3.1                               This Agreement shall be effective as of the date hereof, and shall terminate (i) on the first date on which all Registrable Securities have been sold pursuant to any registration hereunder or when all Equity Securities cease to be Registrable Securities, or (ii) upon the termination of the Cooperation Agreement pursuant to Section 4.2(a)(ii)(A) therein.

4.                                      Miscellaneous.

4.1                               Governing Law; Arbitration.

(a)                                 This Agreement and disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to its conflicts of law principles.

(b)                                 For any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the International Chamber of Commerce Rules of Arbitration (the “ICC Arbitration Rules”), which are deemed to be incorporated by reference into this clause.

(i)                                     The number of arbitrators shall be three.

(ii)                                  The seat, or legal place, of arbitration shall be New York, New York.

(iii)                               The language to be used in the arbitration proceedings shall be English.

(iv)                              Without prejudice to any party’s right to seek emergency, conservatory or interim measures of relief in any arbitral proceeding initiated in accordance with the ICC Arbitration Rules, any party may apply at any time to a court of competent jurisdiction for interim or emergency relief, including conservatory measures of protection or a preliminary injunction.

4.2                               Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.3                               Notices.

(a)                                 Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Party.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(b)                                 Any notices shall be addressed as follows:

If to the Company, addressed to it at:

Ctrip.com International Ltd.

968 Jin Zhong Road
Shanghai 200335
People’s Republic of China
Attention:  Chief Financial Officer
Facsimile:  +(8621) 5251-0000

with copies to (for information purposes only):

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attention:  Z.  Julie Gao, Esq.
Facsimile:  +852 3740 4727

and:

Skadden, Arps, Slate, Meagher & Flom LLP
JingAn Kerry Centre, Tower II
46th Floor
1539 Nanjing West Road
Shanghai, the People’s Republic of China
Attention: Haiping Li, Esq.
Facsimile: +852 3910 4835

If to the Investor, addressed to it at:

MIH Internet SEA Private Limited

Taurusavenue 105

2132LS, Hoofddorp

The Netherlands
Attention: The General Counsel, Naspers Limited
Email: david.tudor@naspers.com

with copies to (for information purposes only):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Fax: +1 (212) 474-3700

Attention: David Mercado
Email: dmercado@cravath.com

and:

Wayne Benn by email at wbenn@naspers.com

(c)                                  Any party to this Agreement may notify the other parties of any change to its address or other details specified in this section; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

4.4                               Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights or obligations of any Party may be assigned by any Party without the prior written consent of the other Party, except that the rights of the Investor with respect to any Registrable Securities may be assigned to a Permitted Transferee of the Investor (i) to which Registrable Securities have been transferred and (ii) who executes and delivers to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by, and entitled to the benefits of, the terms of this Agreement, and any purported assignment in breach hereof by the Investor shall be void. Each party hereto who transfers Equity Securities to a Permitted Transferee shall cause such Permitted Transferee to execute and deliver to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by and entitled to the benefits of, the terms of this Agreement.  From and after the date of any assignment of the rights of the Investor with respect to any Registrable Securities to a Permitted Transferee (or by a Permitted Transferee to another Permitted Transferee), all references to “the Investor” in this Agreement shall be deemed to include such Permitted Transferees, unless the context otherwise requires.

4.5                               Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6                               Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

4.7                               Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both Parties.

4.8                               Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4.9                               Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

4.10                        Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

4.11                        No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

4.12                        No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

4.13                        Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions or specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at Law or in equity.  Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Each party hereby waives any requirements for securing or posting of any bond with such equitable remedy.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MIH INTERNET SEA
PRIVATE LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

CTRIP.COM
INTERNATIONAL, LTD.

By:
Name:
Title:

Exhibit B — Form of Cooperation Agreement

COOPERATION AGREEMENT

by and between

Ctrip.com International, Ltd.

MIH Internet SEA Private Limited

and

Myriad International Holdings B.V.

Dated as of

i

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of ______________ by and among Ctrip.com International, Ltd., a company incorporated in the Cayman Islands (the “Company”), MIH Internet SEA Private Limited, a limited liability company organized under the laws of Singapore (the “Shareholder”) and Myriad International Holdings B.V., a company organized under the laws of the Netherlands.

W I T N E S S E T H:

WHEREAS, the Company and the Shareholder, among others, entered into a share purchase agreement, dated as of April 26, 2019 (the “Share Purchase Agreement”), pursuant to which, among other things, the Company will issue and deliver to the Shareholder certain Ordinary Shares in exchange for certain Class B convertible ordinary shares, par value US$0.0005 per share, and certain ordinary shares, par value US$0.0005 per share, of MakeMyTrip Limited, a limited liability company organized under the laws of Mauritius; and

WHEREAS, the parties hereto desire to enter into this Agreement to define certain rights and obligations between them with respect to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1                              Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Acceptance Notice” shall have the meaning ascribed to such term in Section 3.3.

“ADS” means an American Depositary Share, representing 0.125 of an Ordinary Share of the Company as of the date of the Share Purchase Agreement.

“Affiliate” means, with respect to any specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.  For the avoidance of doubt, the Shareholder and its Affiliates shall not be considered Affiliates of the Company.  For purposes of this Agreement, (i) each of the Chairman of the Board, the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and the Chief Financial Officer of the Company shall be Affiliates of the Company, and (ii) the Shareholder’s Affiliates shall include Naspers Limited, a limited

1

liability company organized under the laws of the Republic of South Africa, and all of its Subsidiaries.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Anti-Dilution Consideration” shall have the meaning ascribed to such term in Section 3.4.

“Anti-Dilution Right” shall have the meaning ascribed to such term in Section 3.4.

“Anti-Dilution Right Vesting Date” shall have the meaning ascribed to such term in Section 3.4.

“Anti-Dilution Securities” shall have the meaning ascribed to such term in Section 3.4.

“beneficial owner” (including, with correlative meanings, the terms “beneficially own” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City, Shanghai, Singapore and Amsterdam.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company Breach” shall have the meaning ascribed to such term in Section 4.2(a).

“Companies Law” means the Companies Law of the Cayman Islands, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder.

“Company Rights Agreement” means the Rights Agreement dated as of November 23, 2007 between the Company and the Bank of New York, as amended or restated, as applicable, from time to time.

“Company Sale” means an acquisition by any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) of any Equity Securities (or beneficial ownership thereof) or assets, including rights or options to acquire such ownership, tender or exchange offer, merger, consolidation, amalgamation, scheme of arrangement, business combination, issuance, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with or involving the Company or any of its Subsidiaries, in each case as a result of which such Person or “group” would (i) beneficially own securities representing more than fifty percent (50%) of the Ordinary Shares, or Equity Securities of any Subsidiary of the Company that own, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, including upon exercise, exchange or conversion of

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other securities of the Company, or such Subsidiary beneficially owned by such Person or “group,” or (ii) acquire assets of the Company and its Subsidiaries representing more than fifty percent (50%) of the consolidated revenue or net profit of the Company as reflected in the most recent audited consolidated financial statements of the Company.

“Competitor” means any of the Persons set forth in a schedule separately acknowledged by the Company and the Shareholder, which schedule will be updated from time to time as agreed between the Company and the Shareholder.

“Current Market Price” means the arithmetic average of the volume-weighted average price of an ADS (or an Ordinary Share if at the time the Ordinary Shares are the primary listed and traded Equity Security of the Company) traded on NASDAQ (or such other national securities exchange or automated quotation system on which ADSs or Ordinary Shares are listed, if it is the primary trading market of the Company’s Equity Securities) for the 30 trading days immediately preceding the date of the relevant event.

“Diluting Transaction” shall have the meaning ascribed to such term in Section 3.4.

“Equity Securities” means the ADSs and any shares, share capital, registered capital, ownership interest, equity interest or other equity securities of the Company or any of its Subsidiaries (as the case may be), and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans (including all options and other awards of equity securities authorized under equity plans, whether or not issued, granted or vested) or similar rights with respect to the Company or any of its Subsidiaries (as the case may be), or any contract of any kind for the purchase or acquisition from the Company or any of its Subsidiaries (as the case may be) of any of the foregoing, either directly or indirectly.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including NASDAQ) with competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“ICC Arbitration Rules” means the International Chamber of Commerce Rules of Arbitration.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

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“Memorandum and Articles of Association” means the Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

“MIH B2C” means MIH B2C Holdings B.V., a private limited liability company organized under the laws of The Netherlands.

“Naspers Limited” means Naspers Limited, a limited liability company organized under the laws of the Republic of South Africa.

“Ordinary Shares” means the ordinary Shares of the Company, par value of $0.01 per share.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

“Right of First Refusal” shall have the meaning ascribed to such term in Section 3.3.

“ROFR Consideration” shall have the meaning ascribed to such term in Section 3.3.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share in the Company issued subject to and in accordance with the provisions of the Companies Law and the Memorandum and Articles of Association.

“Share Purchase Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Shareholder” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Shareholder Breach” shall have the meaning ascribed to such term in Section 4.2(a).

“Shareholder Notice” shall have the meaning ascribed to such term in Section 2.2(b).

“Shareholder Purchase Right Shares” means, as of any time, the number of ADSs or Ordinary Shares of the Company equal to 11.0% of the Company’s issued and outstanding share capital on an actual basis as of such time.

“Shareholder Representative” shall have the meaning ascribed to such term in Section 3.1.

“Shareholder Representative Threshold Shareholding” means 3,747,253  Ordinary Shares (including any Ordinary Shares represented by ADSs), subject to equitable adjustment for any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, consolidation, split-up, combination, sub-division, exchange, readjustment or any similar transaction involving the Ordinary Shares or ADSs.

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“Shareholder Standstill” shall have the meaning ascribed to such term in Section 2.1.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than fifty percent (50%) interest in the profits or capital of such Person are owned directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, or (ii) any “variable interest entity” whose financial statements are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with Generally Accepted Accounting Principles of the United States.

“Transfer Notice” shall have the meaning ascribed to such term in Section 3.3.

Section 1.2                              Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                       The words “party” and “parties” shall, unless the context otherwise requires, be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(b)                       When a reference is made in this Agreement to an Article, Section or subsection, such reference is to an Article, Section or subsection of this Agreement.

(c)                        The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(d)                       Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(e)                        The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)                         All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g)                        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)                       The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i)                           The term “US$” means United States Dollars.

(j)                          The term “days” shall refer to calendar days.

(k)                       The word “will” shall be construed to have the same meaning and effect as the word “shall.”

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(l)                           A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(m)                   References herein to any gender include the other gender.

(n)                       The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II
STANDSTILL

Section 2.1                              Standstill.  Subject to Section 2.2, Section 2.3 and Section 2.4, and unless otherwise agreed by both the Shareholder and the Company in writing, the Shareholder covenants and agrees with the Company that, for as long as the Company is in full compliance with Section 3.1 (to the extent then in effect and applicable), the Shareholder shall not, and shall cause its Affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of the Company, take any of the actions set forth below (clauses (a) through (e) below, collectively, the “Shareholder Standstill”):

(a)                       effect, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or knowingly assist, or vote in favor of or authorize, or solicit any other Person to effect, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any Equity Securities (or beneficial ownership thereof) or material assets of the Company or any of its Subsidiaries, including rights or options to acquire such ownership, (ii) any tender or exchange offer, merger, consolidation, amalgamation, scheme of arrangement, or other business combination involving the Company or any of its Subsidiaries, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries;

(b)                       make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in the rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its Subsidiaries in connection with seeking the removal of any directors on the Board or a change in the size or composition of the Board;

(c)                        form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party in connection with any action contemplated by any of the foregoing;

(d)                       act to seek to control, influence or change the management, Board, governing instruments, shareholders, policies or affairs of the Company or any of its Subsidiaries;

(e)                        enter into any arrangements with any third party, or finance any third party, with respect to any of the foregoing actions; or

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(f)                         make any public disclosure inconsistent with clauses (a) through (d), or take any action that would reasonably be expected to require the Company to make any public disclosure with respect to the matters set forth in clauses (a) through (d).

Section 2.2                              Exceptions to Standstill.  (a)  Notwithstanding anything in Section 2.1 to the contrary, it shall not be a breach of this Agreement if the Shareholder or its Affiliates:

(i)             acquire Ordinary Shares pursuant to this Agreement or the Share Purchase Agreement;

(ii)          purchase, in whole at any single time or in part at any number of times, from any Person (in the open market, through block trades, or otherwise) or from the Company pursuant to the Anti-Dilution Right, an aggregate number of Ordinary Shares (including Ordinary Shares represented by ADSs) up to holding the Shareholder Purchase Right Shares; provided that the Shareholder or any of its Affiliates, as applicable, shall give the Company written notice of such purchase promptly but in no event later than five (5) Business Days following such purchase (the “Shareholder Notice”) and that each Shareholder Notice shall specify the applicable number and date of ADSs or Ordinary Shares purchased;

(iii)       discuss any matter (including a Company Sale) confidentially with the Company, the Board or any of its members or the Company’s management or exercise voting rights with respect to ADSs or Ordinary Shares on any matter brought before the shareholders of the Company (or the holders of ADSs) in any manner they choose; it being understood, for the avoidance of doubt, that this clause shall not permit the Shareholder or its Affiliates to bring a matter before the shareholders of the Company for a vote if it is otherwise expressly prohibited from doing so under Section 2.1;

(iv)      discuss any matter (including a Company Sale) confidentially with its Shareholder Representative;

(v)         discuss any matter (including a Company Sale) confidentially with its directors, officers, employees, financial advisors, legal counsel or other advisors;

(vi)      subject to the restrictions set forth in Section 3.3 of this Agreement, effect, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or knowingly assist, or vote in favor of or authorize, or solicit any other Person to effect, offer or propose (whether publicly or otherwise) to effect or participate in any disposition or sale of any Equity Securities (or beneficial ownership thereof);

(vii)   designate any Shareholder Representative pursuant to Section 3.1 or remove any Shareholder Representative designated pursuant to Section 3.1;

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(viii) acquire Equity Securities solely as a result of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, consolidation, split-up, combination, sub-division, exchange, readjustment or any similar transaction involving the Ordinary Shares (including Ordinary Shares represented by ADSs), up to holding the Shareholder Purchase Right Shares;

(ix)      acquire Equity Securities solely in connection with the reinvestment of dividends or distributions (regular or otherwise) paid on any Ordinary Shares (including Ordinary Shares represented by ADSs) beneficially owned by the Shareholder or its Affiliates, up to holding the Shareholder Purchase Right Shares; or

(x)         make any public announcement, filing or disclosure required by Law or the regulations or policies of any securities exchange or other similar regulatory body.

(b)                       The Company hereby acknowledges and agrees that any Ordinary Shares (including Ordinary Shares represented by ADSs) acquired by the Shareholder or its Affiliates pursuant to the Share Purchase Agreement or pursuant to Sections 2.2(a)(ii), 2.2(a)(viii) and 2.2(a)(ix) of this Agreement, in each case up to holding the Shareholder Purchase Right Shares, shall not result in the Shareholder or its Affiliates becoming an “acquiring person” or similar designation, or otherwise having their rights to acquire ADSs or Ordinary Shares limited in any way, under any “stockholder rights plan,” “poison pill,” or other comparable plan or arrangement of the Company, or any amendment or modification thereof, in effect as of the date of this Agreement or that may be adopted in the future, including, for the avoidance of doubt, the Company Rights Agreement.

Section 2.3                              Suspension of Standstill.  Notwithstanding anything in this Agreement to the contrary, the provisions of Section 2.1 shall be suspended if:

(a)                       any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than the Shareholder and its Affiliates: (i) executes a definitive agreement with the Company providing for (or the Board approves) a transaction or series of related transactions involving a Company Sale, provided that Section 2.1 will be reinstated if the Company publicly states that any such process has been irrevocably terminated (but only if neither the Shareholder nor any of its Affiliates nor any other Person have publicly proposed a separate, bona fide Company Sale prior to such termination, but only for so long as such proposal by the Shareholder, its Affiliates or such other Person has not been withdrawn or terminated); (ii) commences, or announces an intention to commence, a tender offer or exchange offer that, if consummated, would result in the acquisition of beneficial ownership of more than fifty percent (50%) of the Company’s issued and outstanding voting securities and, in the case of this clause (ii), the Board recommends, or publicly discloses an intention to recommend, that the Company’s shareholders tender their Shares into such offer or fails to recommend against its shareholders tendering their Shares into such offer within ten (10) Business Days after the commencement of such offer or at any time thereafter at which it publicly takes a position with respect to such offer, provided that Section 2.1 will be reinstated if any such tender offer or exchange offer is irrevocably withdrawn or terminated (but only if neither the Shareholder nor any of its Affiliates nor any other Person have publicly proposed a bona fide Company Sale prior to such withdrawal or termination, but only for so long as such proposal by the Shareholder, any of its Affiliates or such other

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Person has not been withdrawn or terminated); or (iii) commences any “solicitation” of “proxies” (as such terms are defined in the rules of the SEC) to elect or remove a majority of the Board; provided that Section 2.1 will be reinstated if any such solicitation is irrevocably terminated (but only if neither the Shareholder nor any of its Affiliates nor any other Person has publicly proposed a bona fide Company Sale prior to such termination, but only for so long as such proposal by the Shareholder, any of its Affiliates or such other Person has not been withdrawn or terminated); or

(b)                       the Company publicly discloses that it has authorized a process for the solicitation of offers or indications of interest with respect to a Company Sale, and fails to invite the Shareholder to participate in the process on substantially the same terms as apply to other participants; provided that Section 2.1 will be reinstated if the Company publicly states that any such process has been irrevocably terminated (but only if neither the Shareholder nor any of its Affiliates nor any other Person has publicly proposed a bona fide Company Sale prior to such termination, but only for so long as such proposal by the Shareholder, any of its Affiliates or such other Person has not been withdrawn or terminated).

Section 2.4                              Essential Consideration.  The parties hereto acknowledge and agree that the rights and obligations of the parties hereunder, including the Shareholder Standstill, are given in consideration for the rights and obligations undertaken under the Share Purchase Agreement, and without limiting the generality of the foregoing, constitute essential and integral consideration to the parties for their execution of the Share Purchase Agreement.

ARTICLE III
ADDITIONAL AGREEMENTS

Section 3.1                              Shareholder Representative.  (a)  The Shareholder shall have the right, exercisable by delivering notice to the Company, to designate one individual to attend all meetings of the Board in a non-voting, observer capacity (the “Shareholder Representative”) for so long as (i) the Shareholder and its Affiliates beneficially own in the aggregate at least the Shareholder Representative Threshold Shareholding in the Company, and (ii) the Shareholder and its Affiliates comply in all material respects with the provisions of Sections 2.1 (Standstill), 3.2 (Investment Restrictions) and 3.3 (Transfer Restrictions).

(b)                       The Company shall (i) provide to the Shareholder Representative notice of all Board meetings and a copy of all materials provided to the members of the Board in their capacity as such at the same time such materials are provided to the members of the Board, and (ii) take reasonable measures to facilitate the Shareholder Representative’s attendance of any such meeting in accordance with this Section 3.1(b); provided, that, notwithstanding any other provision of this Section 3.1, (A) the Shareholder Representative shall agree to hold in confidence all information provided (provided that the Shareholder Representative shall not be restricted in any confidential communications or discussions with or the confidential provision of information to the Shareholder and its Affiliates and their respective directors, officers, employees, accountants, agents, counsel and other representatives), (B) such Shareholder Representative, the Shareholder and its Affiliates shall, in each case to the sole extent that (x) the Shareholder is entitled to designate and has designated the Shareholder Representative pursuant to Section 3.1(a) and (y) such Shareholder Representative has all the rights and benefits under this Agreement, be subject to the Company’s insider trading policies and procedures and shall sign an acknowledgement form stating the agreement to comply with such policies and procedures (it being understood

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that such insider trading policies and procedures shall not restrict the Shareholder or its Affiliates from purchasing ADSs or Ordinary Shares during any “blackout” or similar non-trading period if such purchases are made pursuant to a purchase plan established in accordance with Rule 10b5-1 of the Exchange Act) and (C) the Shareholder Representative may be excluded from all or a portion of any meeting or from receiving all or a portion of any materials provided to the member of the Board (x) to the extent that the presence of the Shareholder Representative at such meeting or any portion thereof or the receipt by the Shareholder Representative of such materials or any portion thereof, as the case may be, could reasonably be expected to result in, based on the advice of the Company’s external counsel, the loss of attorney-client privilege in relation to the Company, its Subsidiaries or its Affiliates, or (y) to the extent the subject matter to be discussed at the meeting concerns (1) the Company’s rights under agreements with the Shareholder or its Affiliates or (2) matters related to business competition between the Company or its Subsidiaries, on the one hand, and the Shareholder or its Affiliates, on the other hand; it being understood that the Shareholder Representative shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. For the avoidance of doubt, subject to the first sentence of this Section 3.1(b), in the event that any regular or special meeting of the Board is convened, the Company shall be deemed to be in full compliance with the provisions of this Section 3.1(b), if the Shareholder Representative is given notice in the same form and manner as, and a copy of the same materials as and when provided to, the members of the Board and the Company takes reasonable measures to facilitate the Shareholder Representative’s attendance of any such meeting in accordance with this Section 3.1(b).

(c)                        The Company acknowledges and agrees that the Shareholder Representative shall not, acting solely in the capacity of an observer of the Board and in compliance with this Section 3.2, owe to the Company any fiduciary duty.

Section 3.2                              Investment Restrictions.  Unless otherwise agreed by both the Shareholder and the Company in writing, the Shareholder covenants and agrees with the Company that for as long as the Company is in full compliance with, and the Shareholder has the right to designate the Shareholder Representative in accordance with, Section 3.1 (to the extent then in effect and applicable), the Shareholder shall not, and shall cause its Affiliates not to: (i) effect, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or assist any other Person to effect, offer or propose (whether publicly or otherwise) to effect or participate in (A) any acquisition of any securities (or beneficial ownership thereof) or assets of any Competitor, including rights or options to acquire such ownership, (B) any tender or exchange offer, merger, consolidation, amalgamation, scheme of arrangement, or other business combination with any Competitor, or (C) any recapitalization, restructuring, liquidation, dissolution or other similar transaction with respect to any Competitor; (ii) form any partnership, joint venture or other business entities with any Competitor; or (iii) take any action that would have the effect of any of the transactions described in clause (i) or (ii) above; except that (x) Naspers Limited may, directly or indirectly through its Affiliates, acquire securities (or beneficial ownership thereof) of Meituan and its Affiliates for cash consideration in the aggregate of no more than US$100,000,000 without obtaining any influence on, or information access to, Meituan’s board of directors, and (y) Naspers Limited may, indirectly through a passive investee company over whose investment decision Naspers Limited has no control or influence, acquire securities (or beneficial ownership thereof) of Meituan and its Affiliates. For the avoidance of doubt and without limiting the generality of Section 4.2(a)(ii), this Agreement

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may be terminated by the Company immediately in its entirety if the Shareholder or any of its Affiliates fails to comply in any material respect with this Section 3.2.

Section 3.3                              Transfer Restrictions.  If the Shareholder or any of its Affiliates proposes to transfer, directly or indirectly, any Ordinary Shares to any Competitor (except (i) in capital markets transactions of Equity Securities of the Company where any Competitor participates without the Shareholder’s or any of its Affiliates’ knowledge or (ii) in tender or exchange offers, acquisitions or other business combination transactions where all the Company’s shareholders have the right to participate on the same terms and conditions as the Shareholder), the Shareholder shall promptly give the Company a written notice of the Shareholder’s intention to make the transfer (the “Transfer Notice”), which shall include (A) a description of the Ordinary Shares subject to the transfer, (B) the identity of the Competitor and (C) the consideration (the “ROFR Consideration”) and other material terms and conditions upon which the proposed transfer is to be made.  The Company may exercise its right of first refusal under this Section 3.3 (the “Right of First Refusal”) by delivering to the Shareholder an irrevocable written notice (the “Acceptance Notice”) within ten (10) Business Days after its receipt of the Transfer Notice to acquire all, but not less than all, of the Ordinary Shares subject to the transfer at the same price (payable entirely in cash as described below) and subject to the same terms and conditions as described in the Transfer Notice; provided that if the aggregate value of such ROFR Consideration exceeds an amount separately acknowledged by the Shareholder and the Company (the “Cap Price”), then the Company may exercise its Right of First Refusal at the Cap Price and otherwise subject to the same terms and conditions described in the Transfer Notice.  The Company shall pay the ROFR Consideration or the Cap Price, as applicable, entirely in cash.  If all or any portion of the ROFR Consideration is payable other than in cash, the cash price payable by the Company shall be determined based on the cash-equivalent value of any non-cash consideration as determined reasonably and in good faith by the board of directors of the Shareholder and agreed by the Company.  If the Company exercises its Right of First Refusal, such transaction shall be consummated as soon as reasonably practicable after the delivery of the Acceptance Notice.  If and to the extent that the Company fails to exercise its Right of First Refusal timely or, at all, the Shareholder or its Affiliate may then proceed with the transfer of Ordinary Shares to the Competitor on terms and conditions no more favorable to the Competitor than those set forth in the Transfer Notice.

Section 3.4                              Anti-Dilution Right.  Notwithstanding anything to the contrary herein, if at any time after the date on which the Shareholder notifies the Company in writing that the Shareholder and its Affiliates beneficially own a number of Ordinary Shares (including Ordinary Shares represented by ADSs) of the Company equal to or greater than 10.7% of the Company’s issued and outstanding share capital on an actual basis (the “Anti-Dilution Right Vesting Date”), the Company proposes to sell, offer or issue any new Equity Securities in a Diluting Transaction (as defined below), the Shareholder and its Affiliates holding Ordinary Shares (including Ordinary Shares represented by ADSs) shall have a right (the “Anti-Dilution Right”) to purchase, in the aggregate, for the Anti-Dilution Consideration (as defined below), a number of Equity Securities (“Anti-Dilution Securities”) such that the Shareholder’s and its Affiliates’ aggregate percentage ownership in the Company’s issued and outstanding share capital on an actual basis giving pro forma effect to any such sale, offer or issuance shall be equal to 10.0%.  For the purposes hereof, “Diluting Transaction” means any one or a series of transactions within the same scheme involving the sale, offer or issuance of Equity Securities that would, giving effect on a pro forma basis to such transactions, reduce the aggregate percentage ownership of Ordinary Shares (including

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Ordinary Shares represented by ADSs) beneficially owned by the Shareholder and its Affiliates to an amount less than 10.0% of the Company’s issued and outstanding share capital on an actual basis.  For the avoidance of doubt, the Anti-Dilution Right in this Section 3.4 shall not apply to  any sale, offer or issuance of Equity Securities (i) to employees, officers or consultants pursuant to any employee benefit plan, employee stock option plan or similar share-based plan of the Company, (ii) in connection with any exercise of conversion rights by any Person holding any convertible securities of the Company, (iii) in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Shareholders are entitled to participate on a pro rata basis, or (iv) any securities issued pursuant to any transaction or any series of transactions that constitute a Company Sale.  The Shareholder’s and its Affiliates’ percentage ownership, for purposes of any relevant event, shall be the percentage equivalent of a fraction, the numerator of which shall be the aggregate number of Ordinary Shares and Ordinary Shares represented by ADSs held by the Shareholder and its Affiliates immediately prior to the date of such event and the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to the date of such event.  For the purposes hereof, “Anti-Dilution Consideration” means an amount equal to (i) the Current Market Price as of the trading day preceding the date of such Diluting Transaction multiplied by (ii) the number of Anti-Dilution Securities (determined on an ADS-equivalent basis if at the time ADSs are the primary listed and traded Equity Security of the Company based on the then applicable ratio of ADSs to Ordinary Shares, which on the date of this Agreement is eight to one (8:1)). The Company shall provide the Shareholder, on a quarterly basis upon written request of the Shareholder, with such information regarding the Company’s issued and outstanding share capital on an actual basis or on a fully-diluted basis, as described in the written request of the Shareholder.  After the date on which the Shareholder notifies the Company in writing that the Shareholder and its Affiliates beneficially own a number of Ordinary Shares (including Ordinary Shares represented by ADSs) equal to or greater than 10.0% of the Company’s issued and outstanding share capital on an actual basis, the Company will notify the Shareholder as promptly as reasonably practicable of any transaction involving the sale, offer or issuance of Equity Securities that would, giving effect on a pro forma basis to such transaction, reduce the aggregate percentage ownership of Ordinary Shares (including Ordinary Shares represented by ADSs) beneficially owned by the Shareholder and its Affiliates.  The Shareholder also agrees to notify the Company from time to time and promptly upon any change of its beneficial ownership of Ordinary Shares (including Ordinary Shares represented by ADSs).

Section 3.5                              Company Rights Agreement.  The Company acknowledges and agrees that it shall not, and shall cause the Rights Agent (as such term is defined in the Company Rights Agreement) not to, supplement or amend in any way the definition of Exempt Person therein insofar as it relates to Naspers Limited, the Shareholder or any of their respective Subsidiaries (as such term is defined in the Company Rights Agreement), in any way that would change or would reasonably be expected to adversely affect their status as Exempt Persons, in any case without prior written consent of MIH B2C, unless and until this Agreement is terminated by the Company pursuant to Section 4.2.  For the avoidance of doubt, the Company has the right, but not the obligation to, and to cause the Rights Agent to, supplement or amend the Company Rights Agreement for any reason that does not relate to supplementing or amending the definition of Exempt Person therein insofar as it relates to Naspers Limited, the Shareholder or any of their respective Subsidiaries in any way that would change or would reasonably be expected to adversely affect their status as Exempt Persons.

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ARTICLE IV
MISCELLANEOUS

Section 4.1                              Termination of Standstill.  The Shareholder Standstill shall terminate automatically upon the earliest to occur of:

(a)                       the consummation of any Company Sale; or

(b)                       the mutual written consent of the Company and the Shareholder.

For the avoidance of doubt, the termination of the Shareholder Standstill in accordance with this Section 4.1 will not automatically terminate this Agreement.

Section 4.2                              Termination of Agreement.

(a)                       This Agreement may be terminated immediately in its entirety (i) by the Company, if the Shareholder and its Affiliates, in the aggregate, beneficially own such number of Ordinary Shares (including Ordinary Shares represented by ADSs) that is less than the Shareholder Representative Threshold Shareholding; (ii) by the Company, if the Shareholder or any of its Affiliates fail to comply in any material respect with (A) Section 3.2 or Section 3.3 or (B) any other provision of this Agreement, if the Company notifies the Shareholder in writing of the Shareholder’s or its Affiliates’ failure to comply in any material respect with such other provisions of this Agreement (a “Shareholder Breach”) and the Shareholder or its Affiliates, as applicable, fail to cure in all material respects such Shareholder Breach within twenty (20) days following receipt of such notice; or (iii) by the Shareholder, if the Shareholder notifies the Company in writing of the Company’s failure to comply in any material respect with the provisions of this Agreement (a “Company Breach”) and the Company fails to cure such Company Breach in all material respects within twenty (20) days following receipt of such notice.

(b)                       This Agreement shall terminate in its entirety upon the mutual written consent of the Company and the Shareholder.

(c)                        This Agreement shall be of no further force or effect upon termination pursuant to this Section 4.2.

(d)                       Notwithstanding the foregoing provisions of this Section 4.2, Article IV shall survive the termination of this Agreement indefinitely.

Section 4.3                              Effectiveness.  This Agreement shall become effective on the date hereof and shall continue to be effective until being terminated pursuant to Section 4.2.

Section 4.4                              Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (a) on the date of delivery if delivered in person, (b) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (c) three (3) Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4):

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If to the Company, to:

968 Jin Zhong Road
Shanghai 200335
People’s Republic of China
Tel: +(8621) 3406-4880
Fax: +(8621) 5251-0000
Attention: Chief Financial Officer

with copies to:

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attention: Z. Julie Gao, Esq.
Facsimile: +852 3740 4727

and:

Skadden, Arps, Slate, Meagher & Flom LLP
Jing’an Kerry Centre, Tower II
46th Floor
1539 Nanjing West Road
Shanghai, the People’s Republic of China
Attention: Haiping Li, Esq.
Facsimile: +852 3910 4835

If to the Shareholder, to:

MIH Internet Sea Private Limited
Taurusavenue 105
2132LS, Hoofddorp
The Netherlands
Attention:  The General Counsel, Naspers Limited
Email:  david.tudor@naspers.com

with copies to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention:                                         David Mercado, Esq.

Facsimile:                                         (212) 474-3700

and:

Wayne Benn by email at wbenn@naspers.com

Section 4.5                              Public Disclosure.  Except as provided in the Share Purchase Agreement, none of the parties nor their respective Affiliates shall issue or cause the

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publication of this Agreement or any press release or other public announcement or communication with respect to the transactions contemplated hereby except to the extent a party’s counsel deems such disclosure necessary in order to comply with any Law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable Law), shall limit such disclosure to the information required to comply with such Law or regulations, and if reasonably practicable, shall consult with the other party hereto regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other parties.

Section 4.6                              Amendment.  Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by or on behalf of each of the parties hereto.

Section 4.7                              Waiver and Extension.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 4.7 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 4.7 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 4.8                              Fees and Expenses.  Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.9                              Assignment.  This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party hereto without the written consent of the other party hereto.  Any assignment in violation of this Section 4.9 shall be null and void.

Section 4.10                       No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 4.11                       Governing Law; Arbitration.

(a)                       This Agreement and disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of New York, without reference to its conflicts of law principles.

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(b)                       For any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the ICC Arbitration Rules, which are deemed to be incorporated by reference into this clause.

(i)    The number of arbitrators shall be three.

(ii)          The seat, or legal place, of arbitration shall be New York, New York.

(iii)       The language to be used in the arbitral proceedings shall be English.

(iv)      Without prejudice to any party’s right to seek emergency, conservatory or interim measures of relief in any arbitral proceeding initiated in accordance with the ICC Arbitration Rules, any party may apply at any time to a court of competent jurisdiction for interim or emergency relief, including conservatory measures of protection or a preliminary injunction.

Section 4.12                       Entire Agreement.  Unless the parties hereto specifically agree otherwise, this Agreement and the Share Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties or their Subsidiaries and Affiliates with respect to the subject matter of this Agreement.

Section 4.13                       Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under any applicable Law or any Governmental Order, such term or other provision shall be excluded from this Agreement and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and Shareholder shall negotiate together in good faith to modify this Agreement so as to effect the original intent of both the Company and Shareholder as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 4.14                       Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.15                       Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine if any of the provisions of this Agreement are not performed in accordance with their specific terms.  Accordingly, in addition to any other right or remedy to which a party hereto may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the

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inadequacy of money damages as a remedy and without the necessity of posting any bond or other undertaking.

Section 4.16                       Further Assurances.  Each of the Company and the Shareholder agrees to, and the Shareholder agrees to cause its Affiliates to, execute and deliver, upon the written request of any other party, any and all such further instruments and documents as are reasonably necessary or appropriate for the purpose of obtaining the full benefits of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CTRIP.COM INTERNATIONAL, LTD.

By:
Name:
Capacity:

MIH INTERNET SEA PRIVATE LIMITED

By:
Name:
Capacity:

ACKNOWLEDGED AND AGREED TO:

MYRIAD INTERNATIONAL HOLDINGS B.V.

By:
Name:
Capacity:

(Myriad International Holdings B.V. is signing this Agreement for the purpose of agreeing to be bound by the terms and conditions contained herein)

Exhibit C — Form of Amendment to Rights Agreement

SIXTH AMENDMENT TO THE RIGHTS AGREEMENT

SIXTH AMENDMENT (this “Amendment”) dated as of ____________, to the RIGHTS AGREEMENT dated as of November 23, 2007 (the “Rights Agreement”), between Ctrip.com International, Ltd., a company incorporated with limited liability under the Cayman Islands Companies Law (the “Company”), and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation (the “Rights Agent”), as amended by a First Amendment to the Rights Agreement dated as of August 7, 2014, entered into by and between the Company and the Rights Agent (“Amendment No. 1”), a Second Amendment to the Rights Agreement dated as of August 7, 2014, entered into by and between the Company and the Rights Agent (“Amendment No. 2”), a Third Amendment to the Rights Agreement dated as of May 29, 2015, entered into by and between the Company and the Rights Agent (“Amendment No. 3”), a Fourth Amendment to the Rights Agreement dated as of October 26, 2015, entered into by and between the Company and the Rights Agent (“Amendment No. 4”), and a Fifth Amendment to the Rights Agreement dated as of December 23, 2015, entered into by and between the Company and the Rights Agent (“Amendment No. 5,” and, together with Amendment No. 4, Amendment No. 3, Amendment No. 2 and Amendment No. 1, the “Prior Amendments”).  Capitalized terms used herein shall have the same meanings ascribed to them in the Rights Agreement, as amended.

WHEREAS the Company may, at its option, amend the Rights Agreement (subject to certain conditions including no adverse effect on the interests of the holders of Rights as such), without the approval of any holders of Rights, ADSs or Ordinary Shares pursuant to the provisions of Section 28 of the Rights Agreement;

WHEREAS the Rights Agent shall, if the Company so directs, amend any provision of the Rights Agreement pursuant to Section 28 of the Rights Agreement; and

WHEREAS the Board desires to revise the definition of “Exempt Person” in the Rights Agreement, and the Company desires to amend the corresponding provisions of the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement, Prior Amendments and this Amendment, the parties hereto hereby agree as follows:

SECTION 1.  Amendment of Section 1(v).  Section 1(v) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

(v) “Exempt Person” shall mean (i) the Company and any Subsidiary of the Company, in each case including in its fiduciary capacity, (ii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for

1

employees of the Company or any Subsidiary of the Company, (iii) The Priceline Group Inc. and any of its Subsidiaries, (iv) Baidu, Inc. and any of its Subsidiaries or (v) Naspers Limited, MIH Internet SEA Private Limited and any of their respective Subsidiaries; provided, however, (A) with respect to clause (iii) above, such Exempt Person shall be considered an Exempt Person by reason of any such clause only to the extent that the number of Ordinary Shares Beneficially Owned by such Exempt Person (excluding the number of American Depositary Shares or Ordinary Shares of the Company that are beneficially owned by The Priceline Group Inc. and/or any of its Subsidiaries due to any such Person’s ownership or conversion of that certain note issued by the Company pursuant to a convertible note purchase agreement dated December 9, 2015 between the Company and Priceline Group Treasury Company B.V.) at all times does not exceed fifteen percent (15%) of the Ordinary Shares then outstanding in the aggregate; (B) with respect to clause (iv) above, such Exempt Person shall be considered an Exempt Person by reason of any such clause only to the extent that the number of Ordinary Shares Beneficially Owned by such Exempt Person at all times does not exceed twenty-seven percent (27%) of the Ordinary Shares then outstanding in the aggregate; and (C) with respect to clause (v) above, such Exempt Persons shall be considered Exempt Persons by reason of such clause only to the extent that the number of Ordinary Shares Beneficially Owned by such Exempt Persons at all times does not exceed eleven percent (11%) of the Ordinary Shares then outstanding in the aggregate.  With respect to the Exempt Persons in each of clauses (iii), (iv) and (v) above, such Persons shall remain Exempt Persons to the extent the number of Ordinary Shares beneficially owned by such Persons exceeds the applicable ownership cap as a result of a reduction in the number of Ordinary Shares outstanding due to the repurchase of Ordinary Shares by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any employee benefit plan) unless and until any such Person, after becoming aware that such Person has exceeded the ownership cap set forth in clauses (iii), (iv) or (v), as applicable, acquires Beneficial Ownership of any additional Ordinary Shares.

SECTION 2.  Full Force and Effect.  Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof.

SECTION 3.  Governing Law.  This Amendment shall be interpreted and construed in accordance with the laws of the State of New York, U.S.A.  All actions and proceedings brought by the Rights Agent relating to or arising from, directly or indirectly, this Amendment may be litigated in courts located within the State of New York.  The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder.  Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Amendment.

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SECTION 4.  Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  This Amendment shall be effective as of the date hereof.

SECTION 5.  Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions.

SECTION 6.  Rights Agreement as Amended.  From and after the date hereof, any reference to the Rights Agreement shall mean the Rights Agreement as amended hereby.

SECTION 7.  Severability.  If any term, provision, covenant, or restriction to this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 8.  Further Assurances.  Each of the parties hereby agrees to execute and deliver, upon the written request of any other party, any and all such further instruments and documents as are reasonably appropriate for this Amendment to be fully effective.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

Ctrip.com International, Ltd.

By
Name:
Title:

The Bank of New York Mellon

By
Name:
Title: Managing Director

Exhibit D — Form of Public Announcements

Ctrip Announces Share Exchange Transaction with Naspers

Shanghai, China, April 26, 2019 - Ctrip.com International, Ltd. (Nasdaq: CTRP) (“Ctrip”) today announced a share exchange transaction with Naspers Limited (“Naspers”), pursuant to which Naspers will exchange its stake in MakeMyTrip Limited (“MakeMyTrip”) for newly issued shares in Ctrip. Concurrent with the share exchange, Ctrip will invest certain ordinary shares and class B shares of MakeMyTrip in a third-party investment entity. Post the transaction, Naspers will own approximately 5.6% of Ctrip’s outstanding ordinary shares, and Ctrip and the third-party investment entity will own ordinary shares and class B shares of MakeMyTrip, representing approximately 49.0% and 4.0% of MakeMyTrip’s total voting power, respectively.

“Over the past years we have witnessed the great achievements of MakeMyTrip, and we are confident that MakeMyTrip will extend its success in the future,” said James Liang, Co-founder and Executive Chairman of Ctrip. “We are also delighted to welcome Naspers to become our shareholder. Ctrip will continue to work hard to create greater value to our customers, our partners and all shareholders,” Jane Sun, CEO of Ctrip commented.

Deep Kalra, Chairman and Group CEO of MakeMyTrip, said: “We are grateful for the unstinting support Naspers has provided us over the last couple of years. We have worked with Ctrip in the past years and are excited to take this partnership to the next level. We will leverage this investment to benefit from the tremendous growth potential in travel and tourism between our two countries.” Rajesh Magow, Co-founder and CEO-India of MakeMyTrip, continued: “Today’s announcement provides a major boost for MakeMyTrip and the rapidly growing travel industry in India. This partnership will benefit all our stakeholders including employees, customers and business partners. We look forward to working with the Ctrip team to continue to take our business to the next level.”

“MakeMyTrip has transformed travel in India and beyond since 2000. The agreement we have announced today is a significant step in the growth ambitions of both MakeMyTrip and Ctrip and we believe continuing to support them as a shareholder will create additional value for Naspers and our shareholders,” said Bob van Dijk, Naspers CEO.

The transaction is expected to close as soon as practicable in the second half of 2019 and is subject to customary closing conditions, including the requisite regulatory approvals.

Conference Call

Ctrip’s management team will host a conference call at 8:00AM U.S. Eastern Time on April 26, 2019 (or 8:00PM on April 26, 2019 in the Shanghai/Hong Kong Time) following the announcement.

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The conference call will be available on Webcast live and replay at: http://ir.ctrip.com. The call will be archived for twelve months at this website.

Listeners may access the call by dialing the following numbers:

US:          +1-855-8219-305 or +1-240-254-3156

Hong Kong:   +852-3077-3569

China:        800-820-8527 or 400-612-6501

International:  +65-6653-5870

Passcode:     83655312#

For pre-registration, please click

http://event.onlineseminarsolutions.com/wcc/r/1992867-1/F5F3EF03AAC0E9B6FC07DA9D4EC7D517

A telephone replay of the call will be available after the conclusion of the conference call until May 3, 2019. The dial-in details for the replay:

International dial-in number:  +65-6653-5846

Passcode:                  515101955#

About Ctrip.com International, Ltd.

Ctrip.com International, Ltd. is a leading provider of online travel and related services, including accommodation reservation, transportation ticketing, package tour and in-destination services, corporate travel management, and other travel related services. It enables business and leisure travelers to make informed and cost-effective bookings by aggregating comprehensive travel related information and offering its services through an advanced transaction and service platform consisting of its mobile apps, Internet websites and centralized, toll-free, 24-hour customer service center. The family of travel brands mainly includes: Ctrip, the largest online travel agency in terms of gross merchandise value and best-known travel brand in China; Qunar, a leading online travel agency in China; Trip.com, an online travel agency for global consumers; and Skyscanner, a leading global travel search site. Since its inception in 1999, Ctrip Group has experienced substantial growth and become one of the largest travel service providers in the world.

For further information, please contact:

Investor Relations

Ctrip.com International, Ltd.
Tel: (+86) 21 3406 4880 X 12229
Email: iremail@ctrip.com

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Naspers share exchange transaction with Ctrip to enable MakeMyTrip to benefit from global cooperation

Naspers announced today an exchange of its stake in MakeMyTrip Limited (“MakeMyTrip”) (NASDAQ:MMYT) for a 5.6% stake in Ctrip.com International Limited (“Ctrip”) (NASDAQ:CTRP), a well-known provider of online travel and related services headquartered in China. The share exchange transaction allows Ctrip to enjoy a larger exposure to the India travel market and benefit from the growth of MakeMyTrip.

“Over the past years we have witnessed the great achievements of MakeMyTrip, and we are confident that MakeMyTrip will extend its success in the future,” said James Liang, Co-founder and Executive Chairman of Ctrip. Jane Sun, CEO of Ctrip, commented: “We are also delighted to welcome Naspers to become our shareholder. Ctrip will continue to work hard to create greater value to our customers, our partners and all shareholders.”

Deep Kalra, Chairman and Group CEO of MakeMyTrip, said: “We are grateful for the unstinting support Naspers has provided us over the last couple of years. We have worked with Ctrip in the past years and are excited to take this partnership to the next level. We will leverage this investment to benefit the tremendous growth potential in travel and tourism between our two countries.”

Rajesh Magow, co-Founder and CEO-India of MakeMyTrip, continued: “Today’s announcement provides a major boost for MakeMyTrip and the rapidly growing travel industry in India. This partnership will benefit all our stakeholders including employees, customers and business partners. We look forward to working with the Ctrip team to continue to take our business to the next level.”

“MakeMyTrip has transformed travel in India and beyond since 2000. The agreement we have announced today is a significant step in the growth ambitions of both MakeMyTrip and Ctrip and we believe continuing to support them as a shareholder will create additional value for Naspers and our shareholders,” said Bob van Dijk, Naspers CEO.

The transaction is expected to close as soon as practicable in the second half of 2019 and is subject to customary closing conditions, including the requisite regulatory approvals.

- ENDS -

For more information contact:

Sarah Ryan, International Media Relations Director	Eoin Ryan, Head of Investor Relations
Email: sarah.ryan@naspers.com	Tel: +1 347-210-4305
Email: eoin.ryan@naspers.com

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About Naspers

Naspers is a global consumer internet group and one of the largest technology investors in the world. Operating and investing in countries and markets across the world with long-term growth potential, Naspers builds leading companies that empower people and enrich communities. The group operates and partners a number of leading internet businesses across the Americas, Africa, Central and Eastern Europe, and Asia in sectors including online classifieds, food delivery, payments, travel, education, health, and social and internet platforms.

Every day, millions of people use the products and services of companies that Naspers has invested in, acquired or built, including Avito, Brainly, BYJU’S, Codecademy, eMAG, Honor, ibibo, iFood, letgo, Media24, Movile, OLX, PayU, SimilarWeb, Swiggy, Takealot, and Udemy.

Similarly, hundreds of millions of people have made the platforms of its associates a part of their daily lives: Tencent (www.tencent.com; SEHK 00700), Mail.ru (www.corp.mail.ru; LSE: MAIL), MakeMyTrip Limited (www.makemytrip.com; NASDAQ:MMYT) and DeliveryHero (www.deliveryhero.com; Xetra: DHER).

Today, Naspers companies and associates help improve the lives of around a fifth of the world’s population. Naspers actively searches for new opportunities to partner exceptional entrepreneurs who are using technology to address big societal needs.

Naspers has a primary listing on the Johannesburg Stock Exchange (NPN.SJ) and a secondary listing on the A2X Exchange (NPN.AJ) in South Africa, and has an ADR listing on the London Stock Exchange (LSE: NPSN).

For more information, please visit www.naspers.com.

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EXHIBIT E

Form of Transfer of Shares

Global Business Company

Name of Transferor

Address of Transferor

Name of Transferee

Address of Transferee

Name of Company in which the shares are held Company No.

Number and description of shares transferred

Consideration

The transfer is accepted subject to the same conditions as attached to such shares.

I/We hereby certify that the COMPANY does/does not reckon* among its assets any freehold or leasehold immovable property in Mauritius or interests in any undertaking which reckons among its assets such property or interests that the undertaking holds in any other undertaking or successive undertakings which reckon/s among its assets such property in Mauritius.

TRANSFEROR	TRANSFEREE
I/We, the undersigned, declare transferring to the transferee the aforesaid share(s)	I/We, the undersigned, declare accepting the transfer of the aforesaid share(s)

Signature(s) of transferor(s)	Signature(s) of transferee(s)
Name:	Name:

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For and on behalf of
For and on behalf of
Date:
Date:

2

SCHEDULE 2.01(b)(xiii)

Indian Tax Documents

1.              A copy of the permanent account number of such Seller issued by the appropriate Taxing Authority in India, in accordance with the provisions of the IT Act, or a PAN Substitute

2.              A valid and current tax residence certificate (along with an English translation, if not issued in English) issued to such Seller by the relevant Taxing Authority of Singapore covering the Closing Date and a period up to December 31, 2019 and an undertaking that the Seller shall be eligible for obtaining a tax residence certificate for the calendar year 2020.

3.              A duly competed and self-certified Form 10F under the IT Act.

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SCHEDULE 3.03(b)

Seller Contractual Obligations

Pursuant to Section 13.01 of the Monsoon Transaction Agreement, in the event that Seller or any affiliate thereof Transfers (as such term is defined in the Monsoon Transaction Agreement) any Class B Shares on or prior to the sixth anniversary of the Closing (as such term is defined in the Monsoon Transaction Agreement), which occurred on January 31, 2017, such that the Permitted Holder Ownership Percentage (as such term is defined in the Monsoon Transaction Agreement) immediately following the transaction would be less than 15%, Seller shall deliver to the Company, prior to the transaction, a written guarantee of MIH B2C Holdings B.V. (or another controlling affiliate of Seller reasonably acceptable to the Company) with respect to the Guaranteed Obligations (as such term is defined in the Monsoon Transaction Agreement).

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SCHEDULE 4.03

Purchaser Contractual Obligations

Pursuant to Section 3.02 of the Investor Rights Agreement, Purchaser shall not acquire, directly or indirectly, any securities of the Company, whether equity, debt or any other Company Securities (as such term is defined in the Investor Rights Agreement) in any manner, whether in the open market or otherwise, without the prior written consent of the Company; provided that such restriction shall not apply so long as the sum of the number of Ordinary Shares and the number of Ordinary Shares into which the then outstanding convertible note issued by the Company to Purchaser pursuant to that certain convertible note purchase agreement dated as of January 7, 2016 between the Company and Purchaser, may be converted, in each case, beneficially owned by Purchaser, together with its Subsidiaries (as such term is defined in the Investor Rights Agreement), shall not exceed 26.6% of the Company’s then outstanding Ordinary Shares on an as-converted basis (including Ordinary Shares into which said then outstanding note may be converted), subject to adjustment for any share split, share dividend, recapitalization, reclassification or similar transaction of the Company made in respect of any Ordinary Shares.

SCHEDULE 10

INDEMNIFICATION PROCEDURES FOR WITHHOLDING TAX INDEMNITY

1.              The parties hereto agree that a Seller’s indemnification obligations under Section 8.02(a)(iii) of the Agreement (the “Withholding Tax Indemnity”) shall be determined and settled in accordance with this Schedule 10. The parties further agree that the provisions set out in Section 8.04 (Indemnification Procedures) and Section 8.08 (Manner of Payment) shall not be applicable to Withholding Tax Indemnity or any claim relation to Withholding Tax Indemnity.

2.              If any Taxing Authority issues a Transaction Tax Claim to any Purchaser Indemnitee, on or after execution of this Agreement, then such Purchaser Indemnitee shall, within a period of 10 business days of receiving such a Transaction Tax Claim, or such shorter period as may be required to comply with the timelines set out in the Transaction Tax Claim, give intimation of such receipt to the Seller in writing (“Transaction Tax Indemnifying Notice”). The Transaction Tax Indemnifying Notice shall include copies of the relevant portion of any Transaction Tax Claim or other document received from the Taxing Authority in respect of such Transaction Tax Claim, which are available with such relevant Purchaser Indemnitee. The parties agree that a failure to provide a notification under this Clause 2 shall not relieve the Seller of its indemnification obligations under this Agreement (except to the extent that Losses are solely attributable to such delay).

3.          Seller’s right to conduct claims

3.1.         The Seller shall inform the Purchaser in writing within 10 business days from receipt of a Transaction Tax Indemnifying Notice or such shorter period as may be required to comply with the timelines set out in the Transaction Tax Claim, if it intends to control the preparation, prosecution, defense challenge or conduct of any proceeding in relation to Transaction Tax Claim (“Seller Conduct Notice”).

3.2.         In the event the Seller elects to deliver the Seller Conduct Notice, subject to the rights of the relevant Purchaser Indemnitee set out in paragraph 4 below, the Seller shall, through a reputed counsel reasonably acceptable to the Purchaser at its own expense, control the preparation, prosecution, defense or conduct of any Transaction Tax Proceeding and defend any Transaction Tax Claim provided, however, that:

3.2.1.    the Seller shall consult the Purchaser with respect to the conduct of such defense and keep the Purchaser fully informed of all developments relating to such defense and shall take into consideration the reasonable observations and comments of the Purchaser;

3.2.2.    any submission, filing or communication by the Seller to the Taxing Authorities, in the course of any Transaction Tax Claim shall be made with prior consultation

1

with the Purchaser, provided that any submission, filing or communication by the Seller to the Taxing Authorities involving (a) any direct or indirect admission of guilt or wrong-doing by or on the part of any Purchaser Indemnitee or their Representatives; (b) any matter relating to any criminal liability against any Purchaser Indemnitees or their Representatives; or (c) resulting in any Purchaser Material Adverse Effect (including any adverse effect in reputation or goodwill) shall require the prior written approval of the Purchaser, provided that such approval shall not be unreasonably withheld, conditioned or delayed;

3.2.3.    the Purchaser shall use commercially reasonable effort to cooperate with the Seller in such a Transaction Tax Proceeding or defending such a Transaction Tax Claim;

3.2.4.    the Purchaser may elect to participate in such Transaction Tax Claim and engage its own counsel separate from the counsel employed by the Seller, at its own cost; and

3.2.5.    For the avoidance of doubt, the Withholding Tax Indemnity shall survive any judgment or settlement entered into by Seller that does not include as an unconditional term thereof a complete release by the Taxing Authorities to the Purchaser Indemnitees to whom the Transaction Tax Claim was issued from all liability in respect of such claim or proceeding, Seller shall keep the Purchaser Indemnitees fully indemnified. Seller shall not enter into any judgment and settlement that involves any matter relating to any criminal liability against any Purchaser Indemnitees or their Representatives without the prior written approval of the Purchaser.

4.              Purchaser’s Indemnitees’ right to conduct claim

4.1.         If the Seller fails to either: (a) assume control over any proceeding relating to a Transaction Tax Claim as provided in paragraph 3.1 of this Schedule; or (b) procure a stay of demand or injunction against Transaction Tax Claim within the Tax Deposit Period (defined in paragraph 5.2 of this Schedule) and fails to pay the entire Tax Deposit (defined in paragraph 5.2 of this Schedule) in accordance with paragraph 5 of this Schedule, then the Purchaser’s Indemnitees shall have the right but not the obligation to assume control over such Transaction Tax Claim at the expense of the Seller. If the Purchaser’s Indemnitees assume control over the defense of such Transaction Tax Claim, the Purchaser’s Indemnitees shall be entitled to abandon such defense or control of the Transaction Tax Claim, at any time or make any settlement with the relevant Taxing Authority in relation thereto as the Purchaser’s Indemnitees may in their sole discretion deem fit; provided that the Purchaser’s Indemnitees shall inform the Seller in writing of their decision to: either (a) not file any appeal against any appealable order passed by any Taxing Authority; or (b) not file any application for stay or injunction or deferral of any Transaction Tax Claim; or (c) settle any Transaction Tax Claim by making payment thereof to the relevant Taxing Authority, in case of the decision referred to in the aforesaid sub-clauses (a) and (b) of this Clause 4.1. within 20 (twenty) days of receiving the order against which such an appeal could have been filed or any

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notice in respect of which such an application for stay or injunction or deferral, as the case may be, could have been filed or in case of the decision referred to in sub-clause (c) of this Clause 4.1, 10 (ten) business days (or such shorter period as may be required to comply with the timelines set out by any Taxing Authority) prior to making such payment in which case the Seller shall remit the amount set out in the Transaction Tax Claim, within 5 (five) business days (or such shorter period as may be required to comply with the timelines set out by any Taxing Authority) from receipt of such notice from the Purchaser Indemnitee. In addition, the Purchaser’s Indemnitees shall inform the Seller of any change, if any, in the due date of the payment of the Transaction Tax Claim from the date specified in the Transaction Tax Indemnifying Notice, within 7 (seven) days of the Purchaser’s Indemnitees being notified of such change.

4.2.         If at any time pursuant to a Transaction Tax Claim, the Taxing Authority issues any order, enquiry, notice, letter or other written communication for attachment of assets of any Purchaser Indemnitee or for adjustment, set-off or holdback of any money receivable by any of the aforementioned entities from a Governmental Entity (“Attachment Order”), then Seller shall promptly, on being notified of such Attachment Order by the Purchaser Indemnitees in writing (“Attachment Notice”), take all actions required to ensure that the Attachment Order is not made effective at its own cost, including procuring release of any assets or moneys attached, frozen or otherwise impeded within 7 (seven) business days of the date of the Attachment Notice; provided that if Seller fails to procure such release within 7 (seven) business days of the date of the Attachment Notice, then:

4.2.1.    until such time as the Seller procures such release and subject to sub-paragraph 4.2.4 below, the Seller shall have no right to defend such Transaction Tax Claim and the Purchaser’s Indemnitee shall not be required to take any further actions pursuant to such Transaction Tax Indemnifying Notice or in connection with Seller’s defense of such Transaction Tax Claim, and the Purchaser shall have the right (but not the obligation), either directly or through the Purchaser’s Indemnitee, to assume control over such proceedings and defend such Transaction Tax Claim in terms of this Schedule 10, provided that the Seller shall continue to indemnify and hold harmless the Purchaser Indemnitee pursuant to the Withholding Tax Indemnity:

4.2.2.    the Purchaser shall be entitled to require the Seller to pay to the Taxing Authorities all amounts claimed pursuant to the Transaction Tax Claim and thereby settle such Transaction Tax Claim in full within 5 (five) business days of the Purchaser requiring the Seller to undertake such actions in writing;

4.2.3.    if the Purchaser is assuming the control of the defense of such Transaction Tax Claim as set out in sub-paragraph 4.2.1 above, the Purchaser shall provide the Seller a reasonable opportunity to review the papers, correspondence, documents and communication in relation to the defense of such Transaction Tax Claim;

4.2.4.    where sub-paragraph 4.2.1 above applies (whether the Purchaser assumes control of defense of the relevant Transaction Tax Claim or not), the Purchaser Indemnitee

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shall, without prejudice to the rights of the Purchaser Indemnitee under this Agreement including under paragraph 5 of this Schedule 10, be entitled but not obligated to pay any Tax Deposit to the Taxing Authority required to obtain release of the Attachment Order. In case the Purchaser’s Indemnitee makes a payment to the Taxing Authority under this sub-paragraph 4.2.4, then:

(A) Purchaser shall be entitled to require Seller to reimburse the relevant Purchaser Indemnitee such payment within 5 (five) business days of receiving a notification from the Purchaser requiring the reimbursement of such payment along with appropriate proof of payment; and

(B) in case of a delay by the Seller to reimburse the relevant Purchaser Indemnitee such payment beyond 5 (five) business days of receiving a notification from the Purchaser as set out in sub-paragraph (A) above, then Seller shall also be required to pay interest on such outstanding amount

4.3.         Without prejudice to Clause 4.1 and 4.2 above, in the event the Purchaser Indemnitee have issued a Transaction Tax Indemnifying Notice and the Seller fails to either:

4.3.1.    pay all the amounts claimed under such Transaction Tax Claim to the Purchaser in accordance with this Schedule 10; or

4.3.2.    directly pay all the amounts claimed under such Transaction Tax Claim to the relevant Taxing Authority on behalf of the Purchaser Indemnitee in a manner that fully discharges the Purchaser Indemnitee from the whole of such Transaction Tax Claim or in accordance with Clause 7 below or fully and finally settle the any proceedings relating to Transaction Tax Claim; or

4.3.3.    obtain appropriate relief in relation to such Transaction Tax Claim in a manner that discharges the Purchaser Indemnitee prior to the due date of payment of such Transaction Tax Claim,

the Purchaser Indemnitee shall, without prejudice to the rights of the Purchaser Indemnitee under this Agreement including under paragraph 5 of this Schedule 10, have the right but not the obligation to make full payment of the amounts due under such Transaction Tax Claim to the relevant Taxing Authority. If the Purchaser’s Indemnitee exercise such right to make payment of the amounts due under such Transaction Tax Claim, then the Seller shall be liable to indemnify the Purchaser’s Indemnitees for the amounts paid by the Purchaser’s Indemnitee towards such Transaction Tax Claim within 5 (five) days from the date of payment of such Transaction Tax Claim.

4.4.         The parties agree that in the event any of the Purchaser Indemnitees elect to assume control over any Transaction Tax Proceeding or defend any Transaction Tax Claim in accordance with paragraph 4 of this Schedule:

4.4.1.    the Seller shall cooperate with the Purchaser’s Indemnitees in such a Transaction Tax Proceeding or defending such a Transaction Tax Claim;

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4.4.2.    any costs incurred in defending or assuming control over any Transaction Tax Claim must be indemnified by the Seller in accordance with Clause 4 of this Schedule; and

4.4.3.    the exercise of such right to assume control over any such Transaction Tax Proceeding or defend any such Transaction Tax Claim; or (b) any decision to abandon such defense or control at any time or make any settlement with the relevant Taxing Authority, in each case, by an Purchaser Indemnitee shall not affect the obligation of the Seller to indemnify the Purchaser Indemnitee for all Losses arising out of or in relation to such Transaction Tax Claim or Transaction Tax Proceeding.

5.              Deposits

5.1.         On receipt of a Transaction Tax Indemnifying Notice, in conjunction with its rights under Clause 3 of this Schedule, the Seller shall be entitled to exercise all legal remedies available including to seek a stay, injunction or deferral of the payment of any amounts that are required to be paid by the Purchaser Indemnitee in relation to the Transaction Tax Claim.

5.2.         Notwithstanding anything contained in this Schedule and irrespective of whether the Purchaser’s Indemnitees or the Seller elect to assume control under Clause 3 or Clause 4, the Seller shall, at least 5 (five) business days prior to the date on which any such payment becomes due from the Purchaser Indemnitee (including following the expiry of any stay order, injunction or deferral in relation thereto) (“Tax Deposit Period”), make full payment of all amounts, including interim payments, advance payments or issuance of security or bank guarantees, claimed under the Transaction Tax Claim (collectively “Tax Deposit”) to the Purchaser’s Indemnitee in order to enable the relevant Purchaser’s Indemnitee to in turn make such payment to the Taxing Authority before the Tax Deposit Period. The Seller shall keep and hold the Purchaser’s Indemnitee fully indemnified and harmless for any Loss suffered or incurred by the Purchaser’s Indemnitee in relation to a delay or demur in the payment or settlement of any Transaction Tax Claim by the Seller in accordance with this Clause 5. Once the Transaction Tax Claim has been paid by the Purchaser’s Indemnitee, in accordance with this Clause 5, to the relevant Taxing Authority, the Purchaser Indemnitee shall notify the Seller in writing within 5 (five) business days of the payment of such Transaction Tax Claim, along with evidence of such payment being made.

6.              Seller’s right to injunctive relief

If prior to the due date of payment of a Transaction Tax Claim or Transaction Tax Proceeding, the Seller applies for an interim relief from a Taxing Authority to stay or extend the recovery of the Transaction Tax Claim sought under a Transaction Tax Proceeding or Transaction Tax Claim (“Injunctive Order”), then till such time as the application for interim relief has been rejected or the Injunctive Order granted has expired, the Seller shall not be obligated to pay to the Purchaser Indemnitee such Transaction Tax Claim, provided however that: (a) the Injunctive Order (if so granted) shall be to the reasonable satisfaction of Purchaser’s Indemnitees; (b) a copy of such

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Injunctive Order (if so granted) is provided to the Purchaser’s Indemnitees at least 15 (fifteen) days prior to the due date for payment under the Transaction Tax Claim (or if the Injunctive Order is received less than 15 (fifteen) days prior to such due date or after such due date, then it must be provided to Purchaser’s Indemnitees as soon as reasonably practical); (c) any deposits, interests, advances, guarantees, minimal amounts, or other payments required to be made to any Taxing Authority in order to secure the nature of relief set out in the Injunctive Order to proceed with the defense pending final settlement of the Transaction Tax Claim shall be made by the Seller and the Seller shall reimburse all costs and expenses incurred by the Purchaser Indemnitee on a monthly basis from the date of receipt of a Transaction Tax Indemnifying Notice; (d) no action is threatened in writing or taken against the Purchaser’s Indemnitee by any Taxing Authority to recover the amounts under the Transaction Tax Claim or Transaction Tax Proceeding pending the application of interim relief; and (e) the Seller shall keep and hold the Purchaser’s Indemnitee fully indemnified and harmless for any Loss suffered or incurred by the Purchaser’s Indemnitee in relation to a delay or demur in the payment of any Transaction Tax Claim or Transaction Tax Proceeding pending the application of interim relief.

7.              Seller’s right to pay

Notwithstanding anything to the contrary contained in this Schedule, the Seller may, at its sole discretion, directly pay the amount claimed under a Transaction Tax Claim to the relevant Taxing Authorities on behalf of the Purchaser’s Indemnitees or any Indian Investee provided it furnishes Purchaser Indemnitees with evidence of such payment within 3 (three) days from making such payment of such Transaction Tax Claim and such payment by the Seller shall fully discharge the Purchaser’s Indemnitees or any Indian Investee for the liability towards such Transaction Tax Claim as determined by the Purchaser.

8.              Refund

In the event that the Seller has made deposits or payments of the amounts claimed in a Transaction Tax Claim in accordance with any of the provisions of this Schedule, or any Purchaser’s Indemnitee has made deposits or payments to the Taxing Authority or tribunals or courts of competent jurisdiction from the payments received by the Purchaser Indemnitees from the Seller, and the Purchaser Indemnitees at any time in the future obtain a refund of the whole or a part of the Transaction Tax Claim, then:

8.1.         if the Seller has made all payments required to be made by the Seller under this Agreement in relation to any and all Transaction Tax Claims, the Purchaser’s Indemnitees shall forthwith pay the same to the Seller and in no event later than 30 (thirty) business days from the date of receipt of such refund; and

8.2.         if the Seller has not made payment in full of all the amounts required to be paid by the Seller under this Agreement in relation to any and all Transaction Tax Claims, the Purchaser Indemnitees shall be entitled to first set-off the amount received as a refund against the amount remaining unpaid by the Seller in relation to any and all such Transaction Tax Claims in accordance with this Agreement and thereafter, shall pay the remaining portion of the refund, if any, to the Seller,

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in either case, including, any interest paid or caused to paid by a Taxing Authority in respect of such amounts, and net of: (a) all reasonable fees of the Purchaser’s Indemnitees’ legal and tax advisors involved in obtaining such refunded amount approved in advance by Seller; and (b) any Taxes or amounts paid by the Purchaser’s Indemnitees as deposits or payments to the Taxing Authority in respect of such refunded amount; provided that the Seller, upon the request of the Purchaser, shall repay such amounts as may be required to be paid by any Purchaser’s Indemnitees to the Taxing Authority by way of repayment of refund along with any penalties, interest or other charges imposed by the Taxing Authority.

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